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Exhibit 4.2

INDENTURE,

dated as of March 16, 2004,

among

MRS. FIELDS FAMOUS BRANDS, LLC

and

MRS. FIELDS FINANCING COMPANY, INC.,

as Issuers,

THE BANK OF NEW YORK,

as Trustee,

and

THE GUARANTORS NAMED HEREIN,

as Guarantors

11 1/2% Senior Secured Notes due
2011 9% Senior Secured Notes due 2011

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	7.10
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.03; 7.08; 7.10
(c)	N.A.
311(a)	7.03; 7.11
(b)	7.03; 7.11
312(a)	2.05
(b)	7.07; 11.03
(c)	11.03
313(a)	7.06
(b)	7.06
(c)	7.06
(d)	7.06
314(a)	4.06; 4.23
(b)	12.02
(c)(1)	4.06; 11.04
(c)(2)	11.04
(c)(3)	4.06
(d)	12.03
(e)	11.05
(f)	N.A.
315(a)	7.01(b)
(b)	7.05
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01
(b)	N.A.
(c)	11.01

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

Exhibit A-1	—	Form of 11 1/2% Initial Note	A-1
Exhibit A-2	—	Form of 9% Initial Note	A-2
Exhibit B-1	—	Form of 11 1/2% Exchange Note	B-1
Exhibit B-2	—	Form of 9% Exchange Note	B-2
Exhibit C	—	Form of Legend for Global Notes	C
Exhibit D	—	Form of Certificate to Be Delivered in Connection with Transfers to Non-QIB Accredited Investors	D
Exhibit E	—	Form of Certificate to Be Delivered in Connection with Transfers Pursuant to Regulation S	E
NOTE:		This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

        INDENTURE, dated as of March 16, 2004, among Mrs. Fields Famous Brands, LLC, a Delaware limited liability company (the "Company"), Mrs. Fields Financing Company, Inc., a Delaware corporation (the "Co-Issuer" and, together with the Company, the "Issuers"), the Guarantors (as herein defined) and The Bank of New York, as Trustee (in such capacity, the "Trustee").

WITNESSETH:

        WHEREAS, the Issuers and the Guarantors (with respect to the Guarantees) have duly authorized the creation of an issue of (i) 11 1/2% Senior Secured Notes due 2011 (the "11 1/2% Initial Notes") and 11 1/2% Senior Secured Exchange Notes due 2011 to be issued in exchange for the 11 1/2% Initial Notes (the "11 1/2% Exchange Notes" and, together with the 11 1/2% Initial Notes and any 11 1/2% Additional Notes (as herein defined), the "11 1/2% Notes") and (ii) 9% Senior Secured Notes due 2011 (the "9% Initial Notes") and 9% Senior Secured Exchange Notes due 2011 to be issued in exchange for the 9% Initial Notes (the "9% Exchange Notes" and, together with the 9% Initial Notes and any 9% Additional Notes (as herein defined), the "9% Notes"); and, to provide therefor, the Issuers and the Guarantors have duly authorized the execution and delivery of this Indenture; and

        WHEREAS, all things necessary to make the Notes (as herein defined) and Guarantees, when each are duly issued and executed by the Issuers and the Guarantors, as applicable, and authenticated and delivered hereunder, the valid obligations of each of the Issuers and the Guarantors, respectively, and to make this Indenture a valid and binding agreement of each of the Issuers and the Guarantors, have been done.

        NOW, THEREFORE, each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE

        SECTION 1.01. Definitions.

        "Acceleration Notice" has the meaning set forth in Section 6.02.

        "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Issuers or at the time it merges or consolidates with or into an Issuer or any of their Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Issuers or such acquisition, merger or consolidation and which Indebtedness is without recourse to the Issuers or any of their Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person became a Restricted Subsidiary of the Issuers or the time of such acquisition, merger or consolidation.

        "Additional Interest" has the meaning set forth in the Registration Rights Agreements.

        "Additional Notes" means, collectively, the 11 1/2% Additional Notes and 9% Additional Notes.

        "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing. A Person shall not be deemed an "Affiliate" of the Issuers or any of their Restricted Subsidiaries solely as a result of such Person being a joint venture partner of the Issuers or any of their Subsidiaries.

        "Affiliate Transaction" has the meaning set forth in Section 4.17.

        "Agent" means any Registrar, Paying Agent or co-Registrar.

        "Agent Members" has the meaning set forth in Section 2.14 and means, with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

        "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC, Euroclear and Clearstream that apply to such transfer or exchange.

        "Asset Acquisition" means (1) an Investment by the Issuers or any Restricted Subsidiary of the Issuers in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Issuers or any Restricted Subsidiary of the Issuers, or shall be merged with or into an Issuer or any Restricted Subsidiary of the Issuers, or (2) the acquisition by an Issuer or any Restricted Subsidiary of the Issuers of the assets of any Person (other than a Restricted Subsidiary of the Issuers) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

        "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by (x) the Issuers or any of their Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Issuers or a Guarantor or (y) a Foreign Restricted Subsidiary to the Issuers or a Wholly-Owned Subsidiary of the Issuers of:

          (1)   any Capital Stock of any Restricted Subsidiary of the Company (other than any issuance pursuant to clause (2) or (3) of Section 4.15; or

          (2)   any other property or assets of the Issuers or any Restricted Subsidiary of the Issuers other than in the ordinary course of business; provided, however, that asset sales or other dispositions shall not include:

            (a)   a transaction or series of related transactions for which the Issuers or their Restricted Subsidiaries receive aggregate consideration of less than $1.5 million;

            (b)   the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets (determined on a consolidated basis) of the Issuers as permitted under Section 5.01;

            (c)   any Restricted Payment permitted by Section 4.10;

            (d)   sales or other dispositions of inventory, accounts receivable or other current assets in the ordinary course of business;

            (e)   the granting of a Permitted Lien;

            (f)    the sale of Cash Equivalents;

            (g)   the sale, disposal, replacement or abandonment of used, worn out, obsolete or surplus equipment or other property or assets that are no longer used or useful in the business of the Issuers or their Restricted Subsidiaries (including, without limitation, the dissolution of any Subsidiary of the Issuers to the extent permitted pursuant to this Indenture);

            (h)   the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

            (i)    the good faith surrender or waiver of contract rights or the settlement, release or surrender of claims of any kind;

            (j)    the sale or other disposal of property or assets pursuant to the exercise of any remedies pursuant to any agreements or other security documents relating to any Indebtedness permitted under this Indenture; and

            (k)   the licensing or grant of rights or interests in intellectual property in the ordinary course of business or to the extent that any such license or grant does not prohibit the Issuers and their Restricted Subsidiaries from otherwise using such intellectual property or require the Issuers and their Restricted Subsidiaries to pay any fees for any such use.

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended); provided that if such Sale and Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of such term.

        "Authenticating Agent" has the meaning set forth in Section 2.02.

        "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§101 et seq.

        "Board of Directors" means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

        "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

        "Business Day" means a day that is not a Legal Holiday.

        "Capital Expenditures" means, for any period, all direct or indirect (by way of acquisition of securities of a Person or the expenditure of cash or the transfer of property or the incurrence of Indebtedness) expenditures in respect of the purchase or other acquisition of fixed or capital assets determined in conformity with GAAP.

        "Capital Stock" means:

          (1)   with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and all options, warrants and other rights to purchase or acquire any of the foregoing; and

          (2)   with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person and all options, warrants and other rights to purchase or acquire any of the foregoing.

        "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Cash Equivalents" means:

          (1)   marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (2)   marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

          (3)   commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P and at least P-2 from Moody's;

          (4)   certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than $250.0 million;

          (5)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

          (6)   investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above; and

          (7)   investments made by Foreign Restricted Subsidiaries in local currencies in instruments issued by or with entities in such jurisdictions having correlative and comparable attributes to the foregoing.

        "Change of Control" means the occurrence of one or more of the following events:

          (1)   any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, and one or more Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

          (2)   Continuing Directors shall cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

          (3)   the approval by the holders of Capital Stock of the Company of a plan for the liquidation or dissolution of the Company; or

          (4)   the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by one or more of the Permitted Holders), other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction or have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

        "Change of Control Offer" has the meaning set forth in Section 4.11.

        "Change of Control Payment Date" has the meaning set forth in Section 4.11.

        "Clearstream" means Clearstream Banking, societe anonyme.

        "Collateral" shall mean collateral as such term is defined in the Security Agreement, all property mortgaged under the Mortgages and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations is granted or purported to be granted under any Collateral Agreement.

        "Collateral Agreements" means, collectively, the Security Agreement, the Pledge Agreement, the Trademark Security Agreement, each Control Agreement (as defined in the Security Agreement) and each Mortgage, in each case, as the same may be in force from time to time in accordance with its terms.

        "Collection Agency Agreement" means the Collection Agency Agreement, dated as of the Issue Date, between the Company and MFOC, as the same may be amended from time to time in accordance with its terms.

        "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Company" has the meaning set forth in the preamble to this Indenture.

        "Compliance Date" has the meaning set forth in Section 4.23.

        "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

          (1)   Consolidated Net Income; and

          (2)   to the extent Consolidated Net Income has been reduced thereby (without duplication):

            (a)   all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (including without duplication amounts paid or accrued under the Tax Allocation Agreement);

            (b)   Consolidated Interest Expense, amortization expense and depreciation expense;

            (c)   Transaction Fees and Expenses; and

            (d)   Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period,

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four consecutive full fiscal quarters (the "Four Quarter Period") most recently ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1)   the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries or the issuance or redemption or other repayment of any Preferred Stock by such Person or any of its Restricted Subsidiaries (and, in each case, the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness or the issuance or redemption or other repayment of any Preferred Stock (and, in each case, the application of the proceeds thereof), occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

          (2)   any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA associated with the assets that are the subject of such Asset Sale or other disposition or Asset Acquisition) occurred on the first day of the Four Quarter Period; provided that the Consolidated EBITDA of any Person acquired shall be included only to the extent includible pursuant to the definition of "Consolidated Net Income." If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

        Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

          (a)   interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

          (b)   notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

        "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (1)   Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs and debt issuance costs of such Person and its consolidated Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of such Person and its consolidated Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness); plus

          (2)   the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) or, to the extent permitted under this Indenture, its Restricted Subsidiaries paid in cash during such period to any Person other than such Person or any of its Restricted Subsidiaries times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

        "Consolidated Indebtedness Ratio" means, as to any date of determination, the ratio of the principal amount of Net Indebtedness of the Company and its Restricted Subsidiaries as of such date, determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP, to the Consolidated EBITDA of the Company with respect to the four most recently completed fiscal quarters of such Person through such date.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication, (a) all amortization of original issue discount, (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period, and (c) net cash costs under all Interest Swap Obligations, other than any cash costs paid to unwind Interest Rate Obligations existing on and prior to the Issue Date, excluding, however, any amount of such interest expense of any Restricted Subsidiary if (A) the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (4) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated Net Income pursuant to clause (4) of the definition thereof) or (B) on or prior to the Issue Date, money has been set aside for the payment of such interest and at the time of determination is held to secure such payment thereof.

        "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom, without duplication:

          (1)   after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto;

          (2)   after-tax items classified as extraordinary or nonrecurring gains or losses;

          (3)   gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

          (4)   only for purposes of calculating cumulative Consolidated Net Income for purposes of Section 4.10, the net income of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

          (5)   the net income of any other Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

          (6)   any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

          (7)   income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

          (8)   in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

        "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of the Company, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

        "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses (including but not limited to stock-based compensation charges, impairment of goodwill, intangibles or fixed assets and non-cash restructuring charges) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

        "Continuing Directors" means the collective reference to all members of the Board of Directors of the Company who have (i) held office continuously since the Issue Date or (ii) assumed office after such date and whose appointment or nomination for election by the stockholders of the Company was approved by a vote of a majority of the Continuing Directors in office immediately prior to such appointment or nomination.

        "Contribution Agreement" means that certain Contribution Agreement, to be dated as of the Issue Date, by and among MFOC, each of the subsidiaries of MFOC identified therein, the Company and each of the subsidiaries of the Company identified therein.

        "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuers).

        "Covenant Defeasance" has the meaning set forth in Section 8.01.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

        "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Code.

        "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

        "Depository" means DTC, its nominees and successors.

        "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a Change of Control) on or prior to the date which is 91 days after the final maturity date of the Notes for cash or is convertible into or exchangeable for debt securities of the Issuers or their Subsidiaries at any time prior to such date; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for the provisions thereof giving holders the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an Asset Sale or a Change of Control occurring prior to the stated maturity of the notes shall not constitute Disqualified Capital Stock if the Asset Sale or Change of Control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.11 and Section 4.13 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Issuers' repurchase of such Notes as are required to be repurchased pursuant to such covenants.

        "Domestic Restricted Subsidiary" means any Restricted Subsidiary of the Issuers that is not a Foreign Restricted Subsidiary.

        "DTC" means The Depository Trust Company, its nominees and successors.

        "11 1/2% Additional Notes" means the 11 1/2% Notes, other than 11 1/2% Exchange Notes, originally issued after the Issue Date from time to time in accordance with the terms of this Indenture including, without limitation, the provisions of Section 2.02.

        "11 1/2% Exchange Notes" has the meaning set forth in the first recital to this Indenture.

        "11 1/2% Initial Notes" has the meaning set forth in the first recital to this Indenture.

        "11 1/2% Notes" has the meaning set forth in the first recital to this Indenture.

        "Equity Offering" means any private or public offering of Qualified Capital Stock of the Company or any holding company of the Company.

        "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

        "Event of Default" has the meaning set forth in Section 6.01.

        "Excess Cash Flow" means, for any fiscal year (beginning with fiscal year 2004) as to which the Consolidated Indebtedness Ratio at fiscal year end exceeds 3.75:1.0, the Company's Consolidated EBITDA for such year, adjusted (without duplication) as follows: (i) minus the cash portion of the Company's consolidated interest expense (net of interest income) and the cash portion of any related financing fees for such year; (ii) minus the cash portion of all federal, state and foreign income taxes and franchise taxes paid by the Company and its Restricted Subsidiaries during such year; (iii) minus all Capital Expenditures made during such year by the Company and its Restricted Subsidiaries; and (iv) in the case where such fiscal year is fiscal year 2004, minus the cash portion of Transaction Fees and Expenses for such year in excess of $10.0 million.

        "Excess Cash Flow Offer" shall have the meaning set forth in Section 4.12.

        "Excess Cash Flow Offer Amount" shall have the meaning set forth in Section 4.12.

        "Excess Cash Flow Offer Payment Date" shall have the meaning set forth in Section 4.12.

        "Excess Cash Flow Offer Trigger Date" shall have the meaning set forth in Section 4.12.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

        "Exchange Notes" has the meaning set forth in the first recital to this Indenture.

        "Exchange Offer" means an exchange offer that may be made by the Issuers, pursuant to the Registration Rights Agreements, to exchange for any and all the Notes a like aggregate principal amount of notes having substantially identical terms to the Notes registered under the Securities Act.

        "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and if such value exceeds $5.0 million, shall be evidenced by a Board Resolution of the Board of Directors of the Company, delivered to the Trustee.

        "Foreign Restricted Subsidiary" means any Foreign Subsidiary that is a Restricted Subsidiary.

        "Foreign Subsidiary" means any Subsidiary of the Issuers (1)(x) which is organized under the laws of any jurisdiction outside of the United States of America, any political subdivision thereof or the District of Columbia, (y) which conducts the major portion of its business outside of the United States of America and (z) all or substantially all of the property and assets of which are located outside of the United States of America or (2) which is organized under the laws of the United States, any political subdivision thereof or the District of Columbia, but whose assets consist solely of the Capital Stock of one or more Foreign Subsidiaries described in clause (1) of this definition.

        "GAAP" means accounting principles generally accepted in the United States set forth in the opinions and, as the case may be, pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

        "Global Notes" has the meaning set forth in Section 2.01.

        "Guarantee" has the meaning set forth in Section 10.01.

        "Guarantor" means (1) all Domestic Restricted Subsidiaries of the Company other than its Immaterial Subsidiaries existing on the Issue Date and MFFC and (2) each of the Company's Domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Domestic Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided, that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

        "Holder" means the Person in whose name a Note is registered on the registrar's books.

        "IAI Global Notes" has the meaning set forth in Section 2.01.

        "Immaterial Subsidiary" means any Restricted Subsidiary of the Company (other than MFFC) (i) that is a Foreign Restricted Subsidiary or (ii) that has (1) assets with a Fair Market Value or book value (whichever is greater) less than $50,000 and (2) revenues not exceeding $5,000 during the twelve months preceding the Issue Date and, thereafter, during the twelve months preceding the Company's most recent fiscal quarter.

        "incur" has the meaning set forth in Section 4.08.

        "Indebtedness" means with respect to any Person, without duplication:

          (1)   all Obligations of such Person for borrowed money;

          (2)   all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3)   all Capitalized Lease Obligations of such Person;

          (4)   all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 180 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn-outs consistent with the Company's past practice);

          (5)   all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, whether or not then due, but excluding Obligations with respect to letters of credit (including trade letters of credit) to the extent such Obligations are cash collateralized or such letters of credit secure Obligations (other than Obligations described in clauses (1), (2) and (3) above) entered into in the ordinary course of business of such Person and such letters of credit are not drawn upon or, if drawn upon, to the extent any such drawing is reimbursed no later than three Business Days following receipt by such Person of a demand for reimbursement;

          (6)   guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

          (7)   all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured;

          (8)   all net Interest Swap Obligations and all net Obligations under Currency Agreements of such Person; and

          (9)   all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

        For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

        The amount of Indebtedness of any Person at any date shall be the amount that shall be attributable to such Indebtedness on a balance sheet of such Person at such date, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

        "Indemnified Party" has the meaning set forth in Section 7.07.

        "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

        "Indenture Documents" means, collectively, this Indenture, the Notes, the Guarantees, and the Collateral Agreements.

        "Independent Financial Advisor" means a nationally-recognized accounting, appraisal or investment banking firm which, in the judgment of the Board of Directors of the Company, is independent and qualified to perform the task for which it is to be engaged.

        "Initial Notes" means 11 1/2% Initial Notes and the 9% Initial Notes.

        "Initial Purchaser" means Jefferies & Company, Inc.

        "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

        "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

        "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements, in each case, determined as if such agreement were terminated on the date such obligations were being determined for purposes of this Indenture.

        "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company and its Restricted Subsidiaries.

        "Issue Date" means the date of original issuance of the Notes.

        "Issuers" shall have the meaning set forth in the preamble to this Indenture.

        "Legal Defeasance" has the meaning set forth in Section 8.01.

        "Legal Holiday" has the meaning set forth in Section 11.07.

        "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

        "Management Agreement" means that certain Management Agreement, dated as of the Issue Date, by and between the Company and MFOC, as the same may be amended from time to time in accordance with its terms.

        "Maturity Date" means March 15, 2011.

        "MFFC" means the co-issuer of the Notes, Mrs. Fields Financing Company, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company.

        "MFH" means Mrs. Fields' Holding Company, Inc., a Delaware corporation that will be MFOC's direct parent on the Issue Date.

        "MFOC" means Mrs. Fields' Original Cookies, Inc., a Delaware corporation that will be the Company's direct parent on the Issue Date.

        "MFOC Cash Flow Analysis" has the meaning set forth in Section 4.10(b).

        "MFOC Covered Period" has the meaning set forth in Section 4.10(b).

        "MFOC Cutoff Date" has the meaning set forth in Section 4.10(b).

        "MFOC Franchise Agreements" means the various Franchise Agreements, dated as of the Issue Date, between either the Company or a Wholly-Owned Subsidiary of the Company, as franchisor, and either MFOC or Wholly-Owned Subsidiary of MFOC, as franchisee, as the same may be amended from time to time in accordance with its terms.

        "MFOC Notes" means the $140 million aggregate principal amount of 10 1/8% senior notes of MFOC due 2004.

        "Moody's" means Moody's Investors Service, Inc.

        "Mortgages" means the mortgages, deeds of trust, deeds to secure debt or other similar documents delivered by the Issuers or any of their Domestic Restricted Subsidiaries pursuant to the terms of this Indenture which create, in favor of the Trustee, Liens on any fee interest in real property owned by the Issuers or any such Domestic Restricted Subsidiary, as the case may be, as collateral security for the payment obligations of the Issuers under this Indenture and the Notes or of such Domestic Restricted Subsidiary under its Guarantee, as the case may be.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Issuers or any of their Restricted Subsidiaries from such Asset Sale net of:

          (1)   reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions and severance and relocation costs and expenses);

          (2)   all taxes and other costs and expenses actually paid or estimated by the Company (in good faith) to be payable in cash in connection with such Asset Sale;

          (3)   in the case of an Asset Sale of Collateral, repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and, in the case of any other Asset Sale, repayment of Indebtedness that is required to be repaid in connection with such Asset Sale;

          (4)   amounts required to be paid to any Person (other than the Issuers or any of their Restricted Subsidiaries) owning a beneficial interest in the assets that are the subject of the Asset Sale and as permitted under this Indenture; and

          (5)   appropriate amounts to be provided by the Issuers or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Issuers or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale;

provided, however, that if, after the payment of all taxes with respect to such Asset Sale, the amount of estimated taxes, if any, pursuant to clause (2) above exceeded the tax amount actually paid in cash in respect of such Asset Sale, the aggregate amount of such excess shall, at such time, constitute Net Cash Proceeds.

        "Net Indebtedness" means, with respect to any Person, at any date of determination, the excess, if any, of the amount of Indebtedness of such Person at such date over the amount of cash and Cash Equivalents of such Person at such date, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

        "Net Proceeds Offer" shall have the meaning set forth in Section 4.13.

        "Net Proceeds Offer Amount" shall have the meaning set forth in Section 4.13.

        "Net Proceeds Offer Payment Date" shall have the meaning set forth in Section 4.13.

        "Net Proceeds Offer Trigger Date" shall have the meaning set forth in Section 4.13.

        "9% Additional Notes" means the 9% Notes, other than 9% Exchange Notes, originally issued after the Issue Date from time to time in accordance with the terms of this Indenture including, without limitation, the provisions of Section 4.08.

        "9% Exchange Notes" has the meaning set forth in the second recital to this Indenture.

        "9% Initial Notes" has the meaning set forth in the second recital to this Indenture.

        "9% Notes" has the meaning set forth in the second recital to this Indenture.

        "Non-compliant FIN 46 Requirements" has the meaning set forth in Section 4.23.

        "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

        "Notes" means, collectively, the 11 1/2% Notes and the 9% Notes.

        "Obligations" means all obligations for principal, premium, interest, Additional Interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Offering" means the offering of the Notes hereunder.

        "Officer" means, with respect to either Issuer, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of such Issuer.

        "Officers' Certificate" means, with respect to either Issuer, a certificate signed by two Officers of such Issuers, at least one of whom shall be the principal financial officer of such Issuer, and delivered to the Trustee.

        "Offshore Physical Notes" has the meaning set forth in Section 2.01.

        "144A Global Notes" has the meaning set forth in Section 2.01.

        "Opinion of Counsel" means a written opinion of counsel who shall be reasonably acceptable to the Trustee, as applicable.

        "Parent" means Mrs. Fields' Companies, Inc, a Delaware corporation that will be an indirect parent of the Company and an indirect parent of MFOC on the Issue Date.

        "Paying Agent" has the meaning set forth in Section 2.03.

        "Permitted Holders" means (i) Capricorn Investors II, L.P., Capricorn Investors III, L.P. or any Affiliate or limited partner thereof or any fund or account controlled or managed by or under common control with Capricorn Investors II, L.P., Capricorn Investors III, L.P. or any Affiliate or limited partner thereof, and (ii) Capricorn Holdings, LLC, Capricorn Holdings III, LLC and employees, management and directors of, and pooled investment vehicles managed by, any of the foregoing, their limited partners and their respective Affiliates.

        "Permitted Indebtedness" means, without duplication, each of the following:

          (1)   Indebtedness under this Indenture and the Notes issued in the Offering, the Refinancing Transactions or in the Exchange Offer and the related Guarantees;

          (2)   letters of credit issued on behalf of the Company or any of its Subsidiary Guarantors in the ordinary course consistent with past practice being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder) in an aggregate principal amount at any time outstanding not to exceed 3.0 million;

          (3)   other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

          (4)   Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is permitted by this Indenture to be outstanding to the extent that the notional amount of any such Interest Swap Obligation does not exceed at the time of the incurrence thereof, the principal amount of Indebtedness to which such Interest Swap Obligation relates;

          (5)   Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (6)   Indebtedness of a Domestic Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company or the holder of a Permitted Lien thereon of the type described in clause (13), (15) or (16) of the definition thereof, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company or the holder of a Permitted Lien of the type described in clause (13), (15) or (16) of the definition thereof; provided that (a) any such Indebtedness is subordinated, pursuant to a written agreement by the holder thereof, to such Subsidiary's Obligations under this Indenture and its Guarantee and (b) if as of any date any Person other than the Company or a Restricted Subsidiary of the Company or the holder of a Permitted Lien thereon of the type described in clause (13), (15) or (16) of the definition thereof owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the issuer of such Indebtedness;

          (7)   Indebtedness of a Foreign Restricted Subsidiary of the Company to the Company or to a Domestic Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Domestic Restricted Subsidiary of the Company and is permitted to be made as a Permitted Investment under clause (16) of the definition thereof or the holder of a Permitted Lien thereon of the type described in clause (13), (15) or (16) of the definition thereof, in each case subject to no Lien held by a Person other than the Company or a Domestic Restricted Subsidiary of the Company or the holder of a Permitted Lien of the type described in clause (13), (15) or (16) of the definition thereof; provided that if as of any date any Person other than the Company or a Domestic Restricted Subsidiary of the Company or the holder of a Permitted Lien thereon of the type described in clause (13), (15) or (16) of the definition thereof owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (7) by the issuer of such Indebtedness;

          (8)   Indebtedness of a Foreign Restricted Subsidiary of the Company to a Foreign Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Foreign Restricted Subsidiary of the Company or the holder of a Permitted Lien thereon of the type described in clause (17) of the definition thereof, in each case subject to no Lien held by a Person other than the Company or a Foreign Restricted Subsidiary of the Company or the holder of a Permitted Lien of the type described in clause (17) of the definition thereof; provided that if as of any date any Person other than a Foreign Restricted Subsidiary of the Company or the holder of a Permitted Lien thereon of the type described in clause (17) of the definition thereof owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (8) by the issuer of such Indebtedness;

          (9)   Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company, in each case subject to no Lien other than a Permitted Lien of the type described in clause (13), (15) or (16) of the definition thereof; provided, that (a) any such Indebtedness is subordinated, pursuant to a written agreement by the holder thereof, to the Company's Obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Restricted Subsidiary of the Company or the holder of a Permitted Lien of the type described in clause (13), (15) or (16) of the definition thereof, owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (9) by the Company;

          (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

          (11) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for performance bonds, bankers' acceptances, workers' compensation claims, surety and appeal bonds, payment obligations in connection with self-insurance or similar requirements and bank overdrafts incurred in the ordinary course of business;

          (12) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business (including Refinancings thereof that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing)) not to exceed $5.0 million at any time outstanding;

          (13) Refinancing Indebtedness;

          (14) Guarantees by the Company or a Restricted Subsidiary of Indebtedness incurred by the Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms of this Indenture;

          (15) Indebtedness of Foreign Restricted Subsidiaries of the Company, in an aggregate outstanding principal amount not to exceed $2.0 million;

          (16) Indebtedness arising from agreements of the Company or a Subsidiary providing for the guarantee, indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided, that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition;

          (17) Indebtedness of the Company or any of its Restricted Subsidiaries to the extent the net proceeds thereof are promptly used to redeem the Notes in full or deposited to defease or discharge the Notes, in each case, in accordance with this Indenture;

          (18) the guarantee by the Company or any of its Restricted Subsidiaries of operating store lease obligations of any franchisee or sublessee of the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with past practice; provided, that the aggregate amount of such guarantees, when taken together with the Indebtedness and guarantees permitted to be incurred and made pursuant to clause (19) below, does not exceed $3.0 million outstanding at any time;

          (19) Indebtedness of the Company or any Restricted Subsidiary or the guarantee by the Company or any Restricted Subsidiary of Indebtedness incurred by franchisees in connection with the cost of purchasing a franchise or the cost of equipment in connection with the set-up of a franchise; provided, that the aggregate amount of such Indebtedness and guarantees, when taken together with the guarantees permitted to be made pursuant to clause (18) above, does not exceed $3.0 million outstanding at any time;

          (20) Indebtedness in the form of notes issued by the Company in connection with the repurchase, redemption, acquisition or retirement of Capital Stock of the Company or any direct or indirect parent of the Company in an aggregate amount not to exceed $500,000 at any time outstanding to the extent such repurchase, redemption, acquisition or retirement was permitted under clause (5) of the third sentence under Section 4.10(b) and the payment of such Indebtedness is subordinated in right of payment to the Notes; and

          (21) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $5.0 million at any time outstanding.

        For purposes of determining compliance with Section 4.08, (i) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (21) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with Section 4.08, (ii) the amount of Indebtedness issued at a price which is less than the principal amount thereof shall be equal to the original issue price of such Indebtedness, (iii) Indebtedness incurred in connection with, or in contemplation of, any transaction described in the definition of the term "Acquired Indebtedness" shall be deemed to have been incurred by the Company or one of its Restricted Subsidiaries, as the case may be, at the time an acquired Person becomes such a Restricted Subsidiary (or is merged into the Company or such a Restricted Subsidiary) or at the time of the acquisition of assets, as the case may be, and (iv) the maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may incur pursuant to Section 4.08 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.08.

        "Permitted Investments" means:

          (1)   Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Guarantor or that will merge or consolidate into the Company or a Guarantor;

          (2)   Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment held by a Restricted Subsidiary shall satisfy the requirements of clause (9) of the definition of the term "Permitted Indebtedness;"

          (3)   Investments by any Foreign Restricted Subsidiary of the Company in any other Foreign Restricted Subsidiary of the Company;

          (4)   Investments in cash and Cash Equivalents;

          (5)   loans and advances, including advances for travel and moving expenses, to employees, officers and directors of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding;

          (6)   Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture;

          (7)   Investments in the Notes, whether acquired on the open market, a privately negotiated purchase or otherwise;

          (8)   Investments consisting of securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers in exchange for claims against such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

          (9)   Investments made by the Company or its Restricted Subsidiaries as a result of an Asset Sale made in compliance with Section 4.13;

          (10) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.13;

          (11) Investments represented by guarantees that are otherwise permitted under this Indenture;

          (12) any acquisition of assets the payment for which is Qualified Capital Stock of the Company;

          (13) Advances to suppliers and customers in the ordinary course of business;

          (14) Investments acquired and cancelled pursuant to the Refinancing Transactions and any other Investments existing on the Issue Date;

          (15) Investments in notes of employees, officers, directors and their transferees and Affiliates issued to the Company representing payment of the exercise price of options to purchase common stock of the Company; and

          (16) additional Investments not to exceed $10.0 million at any time outstanding.

        "Permitted Liens" means the following types of Liens:

          (1)   Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (2)   statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (3)   Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (4)   Liens arising by reason of any judgment, decree or order of any court, but not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (5)   survey exceptions, easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (6)   any interest or title of a lessor under any operating lease or any Capitalized Lease Obligation permitted pursuant to clause (12) of the definition of "Permitted Indebtedness" or Liens securing any such Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

          (7)   Liens securing Purchase Money Indebtedness permitted pursuant to clause (12) of the definition of "Permitted Indebtedness;" provided, however, that (a) such Indebtedness shall not exceed the cost of the property or assets acquired, together with, in the case where such property or assets include real property or fixtures, the cost of the construction thereof and improvements thereto, and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than such property and improvements thereto so acquired or constructed and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of such Indebtedness, within 180 days of such refinancing;

          (8)   Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (9)   Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (11) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

          (12) Liens securing Indebtedness under Currency Agreements that are permitted under this Indenture;

          (13) Liens securing Acquired Indebtedness incurred in accordance with Section 4.08; provided that:

            (a)   such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

            (b)   such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lien holders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

          (14) Liens existing as of the Issue Date and securing Indebtedness permitted to be outstanding under clause (3) of the definition of the term "Permitted Indebtedness" to the extent and in the manner such Liens are in effect on the Issue Date;

          (15) Liens securing the Notes, this Indenture and the Guarantees;

          (16) Liens securing letters of credit permitted under clause (2) of the definition of the term "Permitted Indebtedness," provided, however, that such Lien is only secured by cash or Cash Equivalents;

          (17) Liens securing Indebtedness of Foreign Restricted Subsidiaries to the extent such Indebtedness is permitted under clause (15) of the definition of the term "Permitted Indebtedness"; provided, however, that no asset of the Company or any Domestic Restricted Subsidiary shall be subject to any such Lien;

          (18) Liens in favor of the Company or a Domestic Restricted Subsidiary of the Company;

          (19) leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

          (20) banker's Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business; provided that such bank accounts are not cash collateral accounts;

          (21) Liens arising from the filing of Uniform Commercial Code financing statements regarding leases;

          (22) Liens securing obligations with respect to operating leases and guarantees thereof; provided that such Liens do not extend to or cover any property of the Company or any of its Restricted Subsidiaries other than the property subject to such leases, any property or rights (including rights under subleases) relating to such leased property and the equity interests of the lessee in any such lease;

          (23) deposits made in the ordinary course of business to secure liability to insurance carriers;

          (24) rights of a licensor of intellectual property;

          (25) Liens arising out of conditional sale, title retention, consignment or similar arrangement for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (26) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Obligations that (a) are not incurred in connection with the borrowing of money (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property subject thereto; and

          (27) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with Section 4.08 of this Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lien holders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced.

        "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

        "Physical Notes" has the meaning set forth in Section 2.01.

        "Pledge Agreement" means the Pledge Agreement, dated as of the Issue Date, made by the Company and certain of the Guarantors in favor of the Trustee, as amended or supplemented from time to time in accordance with its terms.

        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

        "Premises" has the meaning set forth in Section 4.20.

        "principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

        "Private Placement Legend" means the legend set forth on the 11 1/2% Initial Notes and the 9% Initial Notes in the forms set forth in Exhibit A-1 and Exhibit A-2.

        "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation made in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company in consultation with its independent public accountants.

        "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of design, development, installation, construction or improvement, of property or equipment.

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

        "Record Date" means any of the Record Dates specified in the Notes, whether or not a Legal Holiday.

        "Redemption Date" means, when used with respect to any Note to be redeemed, the price fixed for redemption pursuant to this Indenture and the Notes.

        "Redemption Price" means, when used with respect to any Note to be redeemed, the price fixed for redemption pursuant to this Indenture and the Notes.

        "Reference Date" has the meaning set forth in Section 4.10.

        "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.08 (other than Permitted Indebtedness) or pursuant to clause (1), (3) or (13) of the definition of Permitted Indebtedness, in each case that does not:

          (1)   result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus accrued interest on the Indebtedness being Refinanced plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company and its Restricted Subsidiaries in connection with such Refinancing);

          (2)   create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company or a Guarantor and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced;

          (3)   change any of the respective obligors on such Refinancing Indebtedness; or

          (4)   affect the security, if any, for such Refinancing Indebtedness (except to the extent that less security is granted to holders of such Refinancing Indebtedness).

        "Refinancing Transactions" means the acquisition and cancellation of the MFOC Notes pursuant to tender and exchange offers by the Company to the holders of the MFOC Notes, the redemption of such notes and the repayment of other indebtedness of MFOC and TCBY in accordance with the amounts set forth in the "Use of Proceeds" section of the Offering Circular dated March 9, 2004, in each case pursuant to transactions either closing on or prior to the Issue Date or pending on the Issue Date and thereafter closing on the same terms as in effect at the Issue Date.

        "Registrar" has the meaning set forth in Section 2.03.

        "Registration Rights Agreements" means (i) the Registration Rights Agreement, dated as of the Issue Date, between the Issuers, the Guarantors and the Initial Purchaser of the 11 1/2% Initial Notes, as the same may be amended or modified from time to time in accordance with its terms and (ii) the Registration Rights Agreement, dated as of the Issue Date, by the Issuers and the Guarantors for the benefit of the holders of the 9% Initial Notes, as the same may be amended or modified from time to time in accordance with its terms.

        "Regulation S" means Regulation S under the Securities Act.

        "Regulation S Global Notes" has the meaning set forth in Section 2.01.

        "Released Interests" shall have the meaning set forth in Section 12.05.

        "Replacement Assets" has the meaning set forth in Section 4.13.

        "Restricted Payment" has the meaning set forth in Section 4.10.

        "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of counsel with respect to whether any Note constitutes a Restricted Security.

        "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

        "Rule 144A" means Rule 144A under the Securities Act.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

        "SEC" means the Securities and Exchange Commission.

        "Secured Parties" has the meaning set forth in the Security Agreement.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Security Agreement" means the Security Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Trustee, as amended or supplemented from time to time in accordance with its terms.

        "Significant Subsidiary" with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

        "S&P" means Standard & Poor's Ratings Group.

        "Sublease" means the Sublease, dated as of the Issue Date, between the Company, as tenant, and MFOC, as subtenant, as the same may be amended from time to time in accordance with its terms.

        "Subsidiary" with respect to any Person, means:

          (1)   any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or one or more Subsidiaries of such Person (or any combination thereof); or

          (2)   any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person or one or more Subsidiaries of such Person (or any combination thereof).

        "Surviving Entity" shall have the meaning set forth in Section 5.01.

        "Tax Allocation Agreement" means the Tax Allocation Agreement, dated as of the Issue Date, among the Company, its direct and indirect Subsidiaries (from time to time) and Parent, as the same may be amended from time to time in accordance with its terms.

        "TCBY" means TCBY Systems, LLC, a Delaware limited liability company and a direct Wholly-Owned Subsidiary of the Company.

        "TCBY Supply Agreement" means the Exclusive Supply Agreement, dated as of November 19, 2002, between TCBY and Americana Foods Limited Partnership, a Texas limited partnership, as the same may be amended from time to time.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. SS 77aaa-77bbbb) as amended, as in effect on the date of this Indenture.

        "Trademark Security Agreement" means the Trademark Security Agreement, dated as of the Issue Date, made by certain of the Guarantors in favor of the Trustee, as amended or supplemented from time to time in accordance with its terms.

        "Transaction Fees and Expenses" means the amount of amortization or write-off of deferred financing costs or debt issuance costs and any premium or penalty paid or deemed paid by the Company in connection with the redemption or repayment of any Indebtedness of Parent or any of its Subsidiaries on the Issue Date (including without limitation any charges and expenses incurred by the Company on or prior to the Issue Date in connection with (i) the issuance of the Notes, (ii) the transactions giving rise to the formation of the Issuers and the transfer of certain assets on the Issue Date to the Company or its Subsidiaries, and (iii) the issuance on the Issue Date of securities by Parent or MFH, net proceeds of which are contributed to the Company as common equity), in each case, to the extent such amortization or write-off is permitted by GAAP and Regulation S-X under the Securities Act.

        "Trigger Amount" means, as of any date of determination, the excess, if any, of $10.0 million over the sum of (x) the aggregate amount of any Net Cash Proceeds that have not been applied as of such date of determination for the making of a Net Proceeds Offer and (y) the aggregate amount of any Excess Cash Flow that has not been applied as of such date of determination for the making of an Excess Cash Flow Offer; provided that, in determining the Trigger Amount at any time, the Board of Directors of the Company may make good faith adjustments to assure that there is no amount that is treated both as Net Cash Proceeds and Excess Cash Flow.

        "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

        "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

        "Unrestricted Subsidiary" of any Person means:

          (1)   any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated, provided that:

          (1)   the Issuers certify to the Trustee that such designation complies with Section 4.10; and

          (2)   each Subsidiary to be so designated and each of its Subsidiaries has not, at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuers or any of their Restricted Subsidiaries.

        For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with Section 4.10, the portion of the Fair Market Value of the net assets of such Subsidiary of the Issuers at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of the Issuers and their Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, or, if less, the amount of the value of the Investment in such Subsidiary when made, shall be deemed to be an Investment. Such designation will be permitted only if such Investment would be permitted at such time under Section 4.10.

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

          (1)   immediately after giving effect to such designation, the Issuers are able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.08; and

          (2)   immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

        Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

        "U.S. Legal Tender" means such coin or currency of the United States which, as at the time of payment, shall be immediately available legal tender for the payment of public and private debts.

        "U.S. Physical Notes" has the meaning set forth in Section 2.01.

        "Valuation Date" shall have the meaning set forth in Section 12.05.

        "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

        "Wholly-Owned Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding Capital Stock (other than in the case of a Foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Subsidiary of such Person.

        SECTION 1.02. Incorporation by Reference of Trust Indenture Act.

        Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

        "indenture securities" means the Notes.

        "indenture security holder" means a Holder.

        "indenture to be qualified" means this Indenture.

        "indenture trustee" or "institutional trustee" means the Trustee.

        "obligor" on the indenture securities means each of the Issuers or any other obligor on the Notes.

        All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

        SECTION 1.03. Rules of Construction.

        Unless the context otherwise requires:

          (1)   a term has the meaning assigned to it;

          (2)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)   "or" is not exclusive;

          (4)   words in the singular include the plural, and words in the plural include the singular;

          (5)   "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (6)   when the words "includes" or "including" are used herein, they shall be deemed to be followed by the words "without limitation";

          (7)   all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

          (8)   unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Indenture shall have such meanings when used in each other Indenture Document.

ARTICLE TWO
THE NOTES

        SECTION 2.01. Form and Dating.

        The 11 1/2% Initial Notes and the 11 1/2% Additional Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A-1 hereto. The 9% Initial Notes and the 9% Additional Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A-2 hereto. The 11 1/2% Exchange Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B-1 hereto. The 9% Exchange Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B-2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or DTC rule or usage. The Issuers and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

        The terms and provisions contained in the forms of the Notes annexed hereto as Exhibit A-1 and Exhibit A-2 and Exhibit B-1 and Exhibit B-2, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

        11 1/2% Notes and 9% Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global notes in registered form, substantially in the form set forth in Exhibit A-1 and Exhibit A-2, respectively (the "144A Global Notes"), deposited with the Trustee, as custodian for DTC, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C.

        11 1/2% Notes and 9% Notes offered and sold in reliance on Rule 501(a)(1), (2), (3) or (7) under the Securities Act shall be issued initially in the form of one or more permanent global notes registered form, substantially in the form set forth in Exhibit A-1 and Exhibit A-2, respectively (the "IAI Global Notes"), deposited with the Trustee, as custodian for DTC, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C.

        11 1/2% Notes and 9% Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially (i) in the form of one or more global notes registered form, substantially in the form set forth in Exhibit A-1 and A-2, respectively, ("Regulation S Global Notes", and, together with the 144A Global Notes and IAI Global Notes, the "Global Notes") deposited with the Trustee, as custodian for DTC, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C or (ii) in the form of certificated Notes in registered form set forth in Exhibit A-1 and Exhibit A-2 (the "Offshore Physical Notes").

        The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, as hereinafter provided.

        11 1/2% Notes and 9% Notes offered and sold in reliance on any exemption from registration under the Securities Act other than pursuant to Rule 144A or Rule 501(a)(1), (2), (3) or (7) or Regulation S shall be issued, and 11 1/2% Notes and 9% Notes offered and sold in reliance on Rule 144A and Rule 501(a)(1), (2), (3) or (7) may be issued, in the form of certificated Notes and Notes in registered form in substantially the form set forth in Exhibit A-1 and Exhibit A-2, respectively, as applicable (the "U.S. Physical Notes"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes."

        The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officer executing such Notes, as evidenced by their execution of such Notes.

        SECTION 2.02. Execution and Authentication; Aggregate Principal Amount.

        An Officer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for each of the Issuers by manual or facsimile signature.

        If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

        A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

        The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $115,000,000, (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, and (iii) subject to compliance with Section 4.08, one or more series of Additional Notes in an unlimited amount in each case upon written orders of the Issuers in the form of an Officers' Certificate, which Officers' Certificate shall, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with Section 4.08. In addition, each Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes or Additional Notes, and shall further specify the amount of such Notes to be issued as Global Notes, Offshore Physical Notes or U.S. Physical Notes. All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes shall have the right to vote or consent as a separate class on any matter.

        The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Issuers to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuers and Affiliates of the Issuers.

        The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 in principal amount and any integral multiple thereof.

        SECTION 2.03. Registrar and Paying Agent.

        Each Issuer shall maintain an office or agency which shall initially be the office of the Trustee in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Notes may be presented or surrendered for payment (the "Paying Agent") and (c) notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Register"). The Issuers, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. Neither the Issuers nor any Affiliate of the Issuers may act as Paying Agent.

        The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee in writing, in advance, of the name and address of any such Agent and otherwise be reasonably satisfactory to the Trustee. If either Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

        The Issuers initially appoint the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes. The Paying Agent or Registrar may resign upon thirty (30) days' written notice to the Issuers.

        SECTION 2.04. Obligations of Paying Agent.

        The Issuers shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold separate and apart from, and not commingle with any other properties, for the benefit of the Holders or the Trustee, all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Issuers or any other obligor on the Notes), and the Issuers and the Paying Agent shall notify the Trustee in writing of any Default by the Issuers (or any other obligor on the Notes) in making any such payment. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon receipt by the Trustee of all assets that shall have been delivered by the Issuers to the Paying Agent, the Paying Agent shall have no further liability for such assets.

        SECTION 2.05. Holder Lists.

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably request of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

        SECTION 2.06. Transfer and Exchange.

        Subject to the provisions of Sections 2.14 and 2.15, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing and such other documents as the Registrar or Co-Registrar may reasonably require. To permit registrations of transfers and exchanges, the Issuers shall issue and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Issuers or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.11, 4.12 or 4.13, in which event the Issuers shall be responsible for the payment of such taxes).

        The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

        Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through DTC, in accordance with this Indenture and the Applicable Procedures.

        SECTION 2.07. Replacement Notes.

        If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims in writing that the Note has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Issuers upon their request or the Trustee that such Note has been acquired by a protected purchaser, the Issuers shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding if the Trustee's requirements are met. Except with respect to mutilated Notes, if required by the Trustee or the Issuers, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Issuers and the Trustee, to protect the Issuers, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Issuers may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel. In case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuers in their discretion may pay such Note instead of issuing a new Note in replacement thereof. Every replacement Note shall constitute an additional obligation of the Issuers, entitled to the benefits of this Indenture.

        SECTION 2.08. Outstanding Notes.

        Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Issuers or any of their Affiliates holds the Note.

        If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

        If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

        SECTION 2.09. Treasury Notes; When Notes Are Disregarded.

        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Issuers or any of their Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not one of the Issuers or any other obligor upon the Notes or any Affiliate of the Issuers or of such other obligor. The Issuers shall notify the Trustee, in writing (which notice shall constitute actual notice for purposes of the foregoing sentence), when it or any of their Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

        SECTION 2.10. Temporary Notes.

        Until definitive Notes are ready for delivery, the Issuers may prepare and execute and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Issuers in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate upon receipt of a written order of the Issuers pursuant to Section 2.02 definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

        SECTION 2.11. Cancellation.

        The Issuers at any time may deliver Notes previously authenticated hereunder which the Issuers have acquired in any lawful manner, to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Issuers may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation. If the Issuers shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11. The Trustee shall dispose of all cancelled Notes in accordance with customary procedures or, at the written request of the Issuers, shall return the same to the Issuers.

        SECTION 2.12. CUSIP Numbers.

        A "CUSIP" number shall be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly notify the Trustee of any change in the CUSIP number.

        SECTION 2.13. Deposit of Moneys.

        Prior to 11:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Issuers shall deposit with the Paying Agent U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be.

        SECTION 2.14. Book-Entry Provisions for Global Notes.

        (a)   The Global Notes initially shall (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Trustee as custodian for DTC and (iii) bear legends as set forth in Exhibit C.

        Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC, or the Trustee as its custodian, or under any Global Note, and DTC may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

        (b)   Transfers of the Global Notes shall be limited to transfers in whole, but not in part, to DTC, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged in accordance with the Applicable Procedures of DTC and the provisions of Section 2.15. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (i) DTC notifies the Issuers that it is unwilling or unable to continue as Depository for the Global Notes and a successor Depository is not appointed by the Issuers within ninety (90) days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC to issue Physical Notes.

        (c)   Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become a beneficial interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to a beneficial interest in such other Global Notes for as long as it remains such an interest.

        (d)   In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.14, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and aggregate principal amount.

        (e)   In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.14, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

        (f)    Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.15, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Exhibits A-1 and A-2.

        (g)   The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

        SECTION 2.15. Special Transfer Provisions.

        (a)   Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

          (i)    the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after March 16, 2006 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and

          (ii)   if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Applicable Procedures and the Registrar's procedures, whereupon (1) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (2) the Issuers shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and principal amount.

        (b)   Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

          (i)    the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Issuers and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuers and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii)   if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Applicable Procedures and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

        (c)   Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.15 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Issuers such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Issuers with respect to) the sufficiency of any such certifications, legal opinions or other information.

        (d)   General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.

        The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by DTC.

        SECTION 2.16. Transfers of Global Notes and Physical Notes. A transfer of a Global Note or a Physical Note (including the right to receive principal and interest payable thereon) may be made only by the Registrar's entering the transfer in the Register. Prior to such entry, the Issuers shall treat the person in whose name such Note is registered as the owner of the Note for all purposes.

ARTICLE THREE
REDEMPTION

        SECTION 3.01. Optional Redemption.

        The Issuers may, at their option, redeem the Notes, in whole or in part, at specified times and under specified conditions, as set forth in Paragraph 6 of the Notes. If the Issuers elect to redeem Notes pursuant to Paragraph 6 of the Notes, they shall, at least forty-five (45) days (or such shorter period as the Trustee may agree) before the Redemption Date, furnish to the Trustee and Paying Agent an Officers' Certificate setting forth the Redemption Date and the principal amount of the Notes to be redeemed and the clause of this Indenture or the Notes pursuant to which the redemption shall occur.

        Each Officers' Certificate provided for in this Section 3.01 shall be accompanied by an Opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Notes.

        SECTION 3.02. Selection of Notes to be Redeemed

        If fewer than all of the Notes are to be redeemed pursuant to Paragraph 6 of the Notes, the Trustee shall select the Notes to be redeemed:

          (1)   in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or

          (2)   if such Notes are not then listed on a national securities exchange, by lot; provided that no partial redemption will reduce the principal amount of a Note not redeemed to less than $1,000; and provided, further, that if a partial redemption is made with the proceeds of an Equity Offering then the selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of DTC), unless such method is prohibited.

        The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof, to be redeemed. Notes in denominations of $1,000 in principal amount at maturity may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount at maturity or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

        SECTION 3.03. Notice of Redemption.

        At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Issuers shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Issuers' written request, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense. Failure to give notice of redemption, or any defect therein to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

        Each notice of redemption shall identify the Notes to be redeemed and shall state:

          (1)   the Redemption Date;

          (2)   the Redemption Price and the amount of accrued interest, if any, to be paid;

          (3)   the name and address of the Paying Agent;

          (4)   the CUSIP number;

          (5)   the subparagraph of the Notes pursuant to which such redemption is being made;

          (6)   the place where such Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

          (7)   that, unless the Issuers fail to deposit with the Paying Agent funds in satisfaction of the applicable redemption price, interest on Notes called for redemption ceases to accrue on and after the Redemption Date in accordance with Section 3.05, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

          (8)   if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof shall be issued; and

          (9)   if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

        If any of the Notes to be redeemed is in the form of a Global Note, then the Issuers shall modify such notice to the extent necessary to accord with the procedures of DTC applicable to redemption.

        SECTION 3.04. Effect of Notice of Redemption.

        Once notice of redemption is mailed in accordance with Section 3.03, Notes or portions thereof called for redemption shall become irrevocably due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes or portions thereof called for redemption shall be paid at the Redemption Price plus accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes.

        SECTION 3.05. Deposit of Redemption Price.

        Not later than 10:00 a.m. local time in the place of payment on the Redemption Date, the Issuers shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes or portions thereof to be redeemed on that date.

        The Paying Agent shall promptly return to the Issuers any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

        If the Issuers comply with the preceding paragraph, then, unless the Issuers default in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

        SECTION 3.06. Notes Redeemed in Part.

        Upon surrender of a Note that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE FOUR
COVENANTS

        SECTION 4.01. Payment of Notes.

        The Issuers shall pay the principal of, or premium, if any, or interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of, or premium, if any, or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuers or an Affiliate of the Issuers) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full.

        Notwithstanding anything to the contrary contained in this Indenture, the Issuers may, to the extent they are required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal or interest payments hereunder.

        SECTION 4.02. Maintenance of Office or Agency.

        The Issuers shall maintain the office or agency required under Section 2.03. The Issuers shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office and the Issuers hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

        SECTION 4.03. Corporate Existence.

        Except as otherwise permitted by Article Four, Article Five and Article Ten, the Issuers shall do or cause to be done, at their own cost and expense, all things necessary to preserve and keep in full force and effect their limited liability company or corporate existence and the limited liability company or corporate existence of each of the Restricted Subsidiaries in accordance with the respective organizational documents of the Issuers and of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Issuers and each such Restricted Subsidiary; provided, however, that the Issuers shall not be required to preserve, with respect to themselves, any material right or franchise and, with respect to any of the Restricted Subsidiaries, any such existence, material right or franchise, if the Boards of Directors of the Issuers, shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and their Restricted Subsidiaries, taken as a whole.

        SECTION 4.04. Payment of Taxes and Other Claims.

        The Issuers shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) except to the extent such payment or discharge is duplicative of the Company's or any of its Subsidiaries' obligations under the Tax Allocation Agreement, all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon them or any of the Restricted Subsidiaries or their properties or any of the Restricted Subsidiaries' properties and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon their properties or any of their Restricted Subsidiaries' properties; provided, however, that the Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being or shall be contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

        SECTION 4.05. Maintenance of Properties and Insurance.

        (a)   The Issuers shall, and shall cause each of the Domestic Restricted Subsidiaries to, maintain in good working order and condition in all material respects (subject to ordinary wear and tear) their properties that are used or useful in the conduct of their business and that are material to the conduct of such business, and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on their business; provided, however, that nothing in this Section 4.05 shall prevent the Issuers or any of the Domestic Restricted Subsidiaries from discontinuing the operation and maintenance of any of their properties if such discontinuance is, in the good faith judgment of the Board of Directors or other governing body of the Issuers or the Domestic Restricted Subsidiary concerned, as the case may be, desirable in the conduct of their businesses and is not disadvantageous in any material respect to the Holders.

        (b)   The Issuers shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Issuers, are adequate and appropriate for the conduct of the business of the Issuers and the Domestic Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Issuers, for companies similarly situated in the industry.

        SECTION 4.06. Compliance Certificate; Notice of Default.

        (a)   The Issuers shall deliver to the Trustee, within ninety (90) days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of the activities of the Issuers and their Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers (one of whom is the principal executive officer, principal financial officer or principal accounting officer) with a view to determining whether they have kept, observed, performed and fulfilled their obligations under this Indenture and the other Indenture Documents and further stating, as to each such Officer signing such certificate, that to the best of such Officer's actual knowledge the Issuers and their Restricted Subsidiaries during such preceding fiscal year have kept, observed, performed and fulfilled each and every condition and covenant under this Indenture and the other Indenture Documents in all material respects and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity.

        (b)   So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.23 shall be accompanied by a written report of the Issuers' independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Issuers has violated any provisions of Article Four or Article Five insofar as they relate to accounting matters or, if they believe that any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

        (c)   The Issuers shall, so long as any Notes are outstanding, upon any Officer of the Issuers becoming aware of any Default or Event of Default, deliver to the Trustee an Officers' Certificate specifying such Default or Event of Default within five (5) Business Days of such Officer becoming aware of such occurrence.

        SECTION 4.07. Waiver of Stay, Extension or Usury Laws.

        The Issuers covenant (to the extent that it may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuers from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuers hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

        SECTION 4.08. Limitation on Incurrence of Additional Indebtedness.

        The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Issuers or any of their Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness the Consolidated Fixed Charge Coverage Ratio of the Company will be, after giving effect to the incurrence thereof and the application of the proceeds thereof, greater than 2.0 to 1.0.

        SECTION 4.09. Limitation on Sale and Leaseback Transactions.

        The Issuers will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any of their or such Restricted Subsidiary's property unless (1) the Issuers or such Restricted Subsidiary would be entitled to (a) incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.08 and (b) create a Lien on such property securing such Attributable Debt pursuant to Section 4.16, and (2) the Sale and Leaseback Transaction is treated as an Asset Sale and the Issuers apply the proceeds of such transaction in compliance with Section 4.13.

        SECTION 4.10. Limitation on Restricted Payments.

        (a)   The Issuers will not, and will not cause or permit any of their Restricted Subsidiaries to, directly or indirectly:

          (1)   declare or pay any dividend or make any distribution on or in respect of shares of Capital Stock of the Issuers or their Restricted Subsidiaries to holders of such Capital Stock, other than (i) dividends or distributions payable in Qualified Capital Stock of the Issuers, (ii) dividends and distributions payable to the Issuers or another Restricted Subsidiary of the Issuers that is a Guarantor and (iii) pro rata dividends or distributions payable by a Restricted Subsidiary of the Issuers that is not a Wholly-Owned Subsidiary of the Issuers to minority holders of Capital Stock of such Restricted Subsidiary;

          (2)   purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Issuers other than in exchange for Qualified Capital Stock of the Issuers or their Restricted Subsidiaries or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

          (3)   make any principal payment on, purchase, defease, redeem, prepay or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Issuers or any Guarantor that is subordinate or junior in right of payment to the Notes or a Guarantee; or

          (4)   make any Investment (other than Permitted Investments),

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment"); if at the time of such Restricted Payment or immediately after giving effect thereto,

          (i)    a Default or an Event of Default shall have occurred and be continuing; or

          (ii)   the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.08; or

          (iii)  the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property as determined in good faith by the Board of Directors of the Company at the time of the making thereof) shall exceed the sum of:

            (u)   50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income is a deficit, 100% of such Consolidated Net Income) of the Company earned during the period subsequent to the Issue Date and ending on the last day of the Company's most recent fiscal month occurring prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

            (v)   100% of the aggregate net cash proceeds received by the Company from any Person (other than a Restricted Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus

            (w)  100% of the aggregate net cash proceeds received by the Company or any of its Restricted Subsidiaries subsequent to the Issue Date and on or prior to the Reference Date from the issuance and sale of Indebtedness (including Disqualified Capital Stock of the Company) that has been converted into or exchanged for Qualified Capital Stock of the Company together with the aggregate cash received by the Company or such Restricted Subsidiary at the time of such conversion or exchange and the amount of any accrued interest then outstanding on any Indebtedness that is paid in Qualified Capital Stock of the Company; plus

            (x)   without duplication of any amounts included in clause (iii)(v) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (other than a Restricted Subsidiary of the Company) subsequent to the Issue Date and on or prior to the Reference Date; plus

            (y)   the sum of (1) without duplication of any amounts included in Consolidated Net Income in clause (iii)(u) above, the aggregate amount paid in cash or Cash Equivalents to the Company or a Restricted Subsidiary of the Company on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments, (2) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Restricted Subsidiary of the Company) and (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary; provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

In the case of clauses (iii)(v) and (w) above, any net cash proceeds from issuances and sales of Qualified Capital Stock of the Company financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, shall be excluded until and to the extent such borrowing is repaid.

        Notwithstanding the provisions set forth in Section 4.10(a), within 120 days following the completion of MFOC's fiscal year 2006 (the "MFOC Cutoff Date"), the Company shall obtain from MFOC a cash flow analysis (the "MFOC Cash Flow Analysis") of MFOC's operations over the period covered by its fiscal years 2004, 2005 and 2006 (the "MFOC Covered Period") and projected operations thereafter to the extent set forth below, as certified by the Chief Financial Officer of MFOC. The MFOC Cash Flow Analysis shall be prepared for MFOC on a stand-alone basis in accordance with GAAP, except that (i) it will not consolidate the cash flows of the Company and its Subsidiaries or include any dividends or other payments made by the Company (or, for the period prior to the Issue Date, deemed to have been made up to but not exceeding $3.5 million) to MFOC over the MFOC Covered Period and (ii) the present value of MFOC's projected net future cash flow stream following the end of fiscal year 2006 shall be determined using an 8% per annum discount rate and such present value shall be deducted from the net cash flow for the MFOC Covered Period as otherwise determined. To the extent that the MFOC Cash Flow Analysis show positive net cash flow for MFOC over the MFOC Covered Period, the amount that would otherwise be available to be paid under the foregoing provision following the MFOC Cutoff Date shall be reduced by the amount of such positive net cash flow, but such reduction shall have no effect on any payments previously paid in compliance with the foregoing provision.

        (b)   Notwithstanding the provisions of Section 4.10(a), the provisions set forth in Section 4.10(a) do not prohibit:

          (1)   the payment of any dividend or other distribution or redemption within 60 days after the date of declaration of such dividend or call for redemption if such payment would have been permitted on the date of declaration or call for redemption;

          (2)   the repurchase, redemption or other acquisition or retirement of any shares of Qualified Capital Stock of the Company, either (i) solely in exchange for other shares of Qualified Capital Stock of the Company or (ii) if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

          (3)   the repurchase, retirement, redemption or other repayment or acquisition of any Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment to the Notes and Guarantees either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company or (b) Refinancing Indebtedness;

          (4)   if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, an Investment through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

          (5)   if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, a Restricted Payment to pay for the repurchase or other acquisition of shares of Capital Stock of the Company or any direct or indirect parent company of the Company from officers, former officers, employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such officers, former officers, employees, former employees, directors or former directors) pursuant to the terms of any agreements (including employment agreements) or plans (or amendments thereto) under which such Capital Stock was issued; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $1.0 million in any fiscal year, plus up to $500,000 of any unused amount permitted under this clause (5) for the immediately preceding year;

          (6)   if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, payments or distributions to dissenting stockholders of Capital Stock of the Company pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company or any of its Restricted Subsidiaries;

          (7)   if MFOC, immediately prior to such payment, is not in default of any of its payment obligations under the Management Agreement or the Sublease and if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto and so long as the condition described in clause (iii) of the first sentence of Section 4.10(a) shall have been satisfied after giving effect thereto, within 60 days following the completion of an Excess Cash Flow Offer, the declaration and payment of dividends in an amount not to exceed the lesser of (i) that portion of the Excess Cash Flow Amount not needed to purchase Notes properly tendered pursuant to such Excess Cash Flow Offer, (ii) the amount specified by the Company in the disclosure documents provided to Holders in connection with such Excess Cash Flow Offer as to be available to be dividended by it in the event that any portion of the Excess Cash Flow Amount shall not be needed to purchase Notes properly tendered pursuant to such Excess Cash Flow Offer (which amount shall be so specified in such disclosure documents and shall not, in any event, exceed the Excess Cash Flow Amount) and (iii) the aggregate amount of dividends that could then be paid in accordance with clause (iii) of Section 4.10(a) without regard to compliance with clause (ii) of Section 4.10(a);

          (8)   if MFOC, immediately prior to such payment, is not in default of any of its payment obligations under the Management Agreement or the Sublease and if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto and so long as the condition described in clause (iii) of Section 4.10(a) shall have been satisfied after giving effect thereto, within 60 days following the completion of a Net Proceeds Offer, the declaration and payment of dividends in an amount not to exceed the lesser of (i) that portion of the Net Proceeds Offer Amount not needed to purchase Notes properly tendered pursuant to such Net Proceeds Offer, (ii) the amount specified by the Company in the disclosure documents provided to Holders in connection with such Net Proceeds Offer as to be available to be dividended by it in the event that any portion of the Net Proceeds Offer Amount shall not be needed to purchase Notes properly tendered pursuant to such Net Proceeds Offer (which amount shall be so specified in such disclosure documents and shall not, in any event, exceed the Net Proceeds Offer Amount) and (iii) the aggregate amount of dividends that could then be paid in accordance with clause (iii) of Section 4.10(a) without regard to compliance with clause (ii) of Section 4.10(a);

          (9)   if MFOC, immediately prior to such payment, is not in default of any of its payment obligations under the Management Agreement or the Sublease and no Default or Event of Default shall have occurred or be continuing, the declaration and payment of dividends in an aggregate amount not to exceed $5,000,000;

          (10) if MFOC, immediately prior to such payment, is not in default of any of its payment obligations under the Management Agreement or the Sublease and no Default or Event of Default shall have occurred or be continuing or would exist after giving effect thereto, the payment of dividends in an amount needed by MFOC, MFH and Parent to pay (i) reasonable and customary fees payable to members of the Board of Directors of MFOC, MFH and/or Parent, and (ii) reasonable and customary legal, accounting and administrative fees and expenses incurred by MFOC, MFH and/or Parent, which amounts paid pursuant to this clause (10) shall not exceed $250,000 in the aggregate in any consecutive twelve-month period;

          (11) the payment to Parent or MFOC of the Company's and its Restricted Subsidiaries' reasonable allocable share, as determined in good faith by the Board of Directors of the Company, of (i) any premiums or similar payments payable by Parent or MFOC to the extent necessary to maintain health, disability and similar employee benefit plans for the benefit of the officers, directors and employees of the Company and its Restricted Subsidiaries, and (ii) any insurance premiums or similar payments payable by Parent to the extent necessary to maintain insurance against loss or damage of assets of the Company and/or any of its Restricted Subsidiaries (and with respect to which the Company and its Restricted Subsidiaries are named insureds) of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and its Restricted Subsidiaries; and

          (12) the Refinancing Transactions.

        For purposes of determining compliance with this Section 4.10, in the event that an item meets the criteria of more than one of the categories described in clauses (1) through (12) above, the Issuers shall, in their sole discretion, classify (or later reclassify) such item in any manner that complies with this covenant. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of Section 4.10(a), amounts expended pursuant to clauses (1), 2(ii), 3(ii)(a), (4), (5), (6), (7) and (8) above shall be included in such calculation.

        For purposes of this Section 4.10, the term "Restricted Payment" shall be deemed to include (i) any payment to be made to Larry A. Hodges on or after the Issue Date relating to the cancellation, exchange or other disposition of any of his shares of common stock of Parent or options (whether or not exercised prior to the stated expiry date thereof) to purchase shares of common stock of Parent, except to the extent that such payment is made pursuant to, and in accordance with, the terms of that Separation Agreement, dated as of August 15, 2003, by and among Larry A. Hodges, Parent and MFOC and the Severance Assumption Agreement to be entered into by and among Larry A. Hodges, Parent, MFOC and the Company, in each case as in effect on the Issue Date, and (ii) any payment made by the Company or its Subsidiaries under the Tax Allocation Agreement, provided that all payments under the Tax Allocation Agreement shall be permitted except that, to the extent that such payments exceed the consolidated federal income taxes (including estimated taxes) payable in respect of Parent's consolidated federal income tax group, such payments (including for these purposes amounts previously accrued but not previously paid by reason of such limitation) may only be made while the ratio of "Net Indebtedness" to "Consolidated EBITDA" is less than 3.75:1.0 and the Company otherwise is in compliance with the terms of this Indenture.

        Not later than the date of making any Restricted Payment pursuant to clause (iii) of Section 4.10(a) or clause (6) of this Section 4.10(b), the Issuers shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal monthly or quarterly, as the case may be, financial statements.

        Not later than the date of any payment by the Issuers or their Subsidiaries under the Tax Allocation Agreement, the Issuers shall deliver to the Trustee a certificate of an officer of the Issuers to the effect that, to the best of such officer's knowledge and belief, such payment complies in all material respects with this Indenture and the Tax Allocation Agreement.

        SECTION 4.11. Repurchase Upon Change of Control.

        (a)   Upon the occurrence of a Change of Control, the Issuers shall make an offer to purchase all outstanding Notes pursuant to the requirements described in clause (b) below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase.

        (b)   Within thirty (30) days following the date upon which the Change of Control occurred, the Issuers shall send, by first class mail, postage prepaid, a notice to each record Holder as shown on the register of Holders, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

          (1)   that the Change of Control Offer is being made pursuant to this Section 4.11 and that, to the extent lawful, all Notes tendered and not withdrawn shall be accepted for payment;

          (2)   the purchase price (including the amount of accrued interest, if any) and the purchase date (which shall be no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

          (3)   that any Note not tendered shall continue to accrue interest;

          (4)   that, unless the Issuers default in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5)   that Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

          (6)   that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than five (5) Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased;

          (7)   that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

          (8)   the circumstances and relevant facts regarding such Change of Control.

        If any of the Notes subject to the Change of Control Offer is in the form of a Global Note, then the Issuers shall modify such notice to the extent necessary to comply with the procedures of the Depositary applicable to repurchases.

        On or before the Change of Control Payment Date, the Issuers shall, to the extent lawful (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers. The Paying Agent shall promptly mail to the Holders of Notes so tendered the purchase price for such Notes and the Issuers shall promptly issue and the Trustee shall promptly (but in any case not later than five days after the Change of Control Payment Date) authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed by the Issuers to the Holders thereof. For purposes of this Section 4.11, the Trustee shall act as the Paying Agent.

        Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Issuers.

        Neither the Board of Directors of the Company nor the Trustee may waive the Issuers' obligation to offer to purchase the Notes pursuant to this Section 4.11.

        The Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of this Section 4.11 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.11, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.11 by virtue thereof.

        SECTION 4.12. Excess Cash Flow Offer.

        Not later than April 30th following any fiscal year in which there was Excess Cash Flow (an "Excess Cash Flow Offer Trigger Date"), the Issuers will make an offer to purchase from all Holders on a pro rata basis (the "Excess Cash Flow Offer") on a date (the "Excess Cash Flow Offer Payment Date") not less than 30 nor more than 45 days following the applicable Excess Cash Flow Offer Trigger Date, the aggregate principal amount of Notes that may be purchased with 50% of Excess Cash Flow (reduced by the Issuers' estimated expenses in making the Excess Cash Flow Offer, as determined in good faith by the Company's Board of Directors) (after giving effect to such reduction for expenses, each an "Excess Cash Flow Offer Amount") at a price equal to 100% of the aggregate principal amount of the Notes to be purchased, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase.

        The Issuers may at their election make an Excess Cash Flow Offer prior to being obligated to do so and may defer any Excess Cash Flow Offer until the sum of:

          (1)   the cumulative Excess Cash Flow Offer Amount resulting from Excess Cash Flow from one or more fiscal years that has not been applied pursuant to the immediately preceding paragraph, and

          (2)   the aggregate Net Proceeds Offer Amount resulting from one or more Asset Sales that has not been applied pursuant to Section 4.13,

is equal to or in excess of $10.0 million, in which case the accumulation of such amount shall constitute an Excess Cash Flow Offer Trigger Date (at which time, the entire unutilized Trigger Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to the immediately preceding paragraph).

        To the extent that the aggregate principal amount of Notes tendered pursuant to such Excess Cash Flow Offer is less than the Excess Cash Flow Amount (or, in the event the Issuers elect to defer the Excess Cash Flow Offer pursuant to the immediately preceding paragraph, the Trigger Amount), such deficiency shall be deemed to have been applied and the Issuers and their Restricted Subsidiaries may use such deficiency for general corporate purposes or declare and pay a dividend in the amount of such deficiency to MFOC in accordance with the provisions of clause (7) of Section 4.10(b). Upon completion of such Excess Cash Flow Offer, the Excess Cash Flow Offer Amount will be reset to zero (or, in the event the Issuers elect to defer the Excess Cash Flow Offer pursuant to the immediately preceding paragraph, upon completion of such Excess Cash Flow Offer, the Excess Cash Flow Amount and Net Proceeds Amount under Section 4.13 will each be reset to zero).

        Each notice of an Excess Cash Flow Offer shall be mailed to the record Holders as shown on the register of Holders within 25 days following the Excess Cash Flow Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Excess Cash Flow Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Excess Cash Flow Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered and with such adjustments as may be reasonably deemed appropriate by the Issuers so that only Notes in denominations of $1,000 or multiples thereof shall be purchased). An Excess Cash Flow Offer shall remain open for a period of 20 business days or such longer period as may be required by law. If only a portion of a Note is purchased pursuant to an Excess Cash Flow Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will made). Notes (or portions thereof) purchased pursuant to an Excess Cash Flow Offer will be cancelled and cannot be reissued.

        The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Cash Flow Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.12, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.12 by virtue thereof

        SECTION 4.13. Limitation on Asset Sales.

        The Issuers will not, and will not permit any of their Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1)   the Issuers or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors);

          (2)   at least 75% of the consideration received by the Issuers or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; provided that (a) the amount of any Indebtedness or other liabilities of the Issuers or such Restricted Subsidiary (other than Indebtedness or liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets so long as the documents governing such liabilities provide that there is no further recourse to the Issuers or any of their Subsidiaries with respect to such liabilities and (b) the Fair Market Value of any marketable securities, currencies, notes or other obligations received by the Issuers or any such Restricted Subsidiary in exchange for any such assets that are converted into cash or Cash Equivalents within 180 days after the consummation of such Asset Sale shall be deemed to be cash for purposes of this provision; and

          (3)   upon the consummation of an Asset Sale, the Issuers shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof:

            (a)   (i) in the case where the property or asset that was the subject of such Asset Sale does not constitute Collateral, to repay Indebtedness secured by a Lien of the type described in clause (7), (14) or (17) of the definition of the term "Permitted Lien," (ii) in the case where the property or asset that was the subject of such Asset Sale is the property or asset of a Foreign Restricted Subsidiary, to repay Indebtedness of any Foreign Restricted Subsidiary or (iii) a combination of the foregoing clauses (i) and (ii);

            (b)   to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in any other properties and assets that will be used, or Capital Stock of a Person engaged, in the business of the Issuers and their Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"); or

            (c)   a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

        On the 361st day after an Asset Sale (a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph (after giving effect to reduction for the estimated expenses of such Issuer or Restricted Subsidiary in making the Net Proceeds Offer, as determined in good faith by the Company's Board of Directors, each a "Net Proceeds Offer Amount") shall be applied by the Issuers or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the aggregate principal amount of the Notes to be purchased, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Issuers or any Restricted Subsidiary of the Issuers, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder on the date of such conversion or disposition, as the case may be, and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

        The Issuers may at their election make a Net Proceeds Offer prior to being obligated to do so and may defer any Net Proceeds Offer until the sum of:

          (1)   the aggregate Net Proceeds Offer Amount resulting from one or more Asset Sales that has not been applied pursuant to the immediately preceding paragraph, and

          (2)   the cumulative Excess Cash Flow Offer Amount resulting from Excess Cash Flow from one or more fiscal years that has not been applied pursuant to the first paragraph of Section 4.12.

is equal to or in excess of $10.0 million, in which case the accumulation of such amount shall constitute a Net Proceeds Offer Trigger Date (at which time, the entire unutilized Trigger Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to the immediately preceding paragraph).

        To the extent that the aggregate principal amount of Notes tendered pursuant to such Net Proceeds Offer is less than the Net Proceeds Amount (or, in the event the Issuers elect to defer the Net Proceeds Offer pursuant to the immediately preceding paragraph, the Trigger Amount), such deficiency shall be deemed to have been applied and the Issuers and their Restricted Subsidiaries may use such deficiency for general corporate purposes or declare and pay a dividend in the amount of such deficiency to MFOC in accordance with the provisions of clause (8) of Section 4.10(b). Upon completion of such Net Proceeds Offer, the Net Proceeds Offer Amount will be reset to zero (or, in the event the Issuers elect to defer the Net Proceeds Offer pursuant to the immediately preceding paragraph, upon completion of such Net Proceeds Offer, the Net Proceeds Amount and Excess Cash Flow Amount under Section 4.12 will each be reset to zero).

        In the event of the transfer of substantially all (but not all) of the property and assets of the Company and their Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and their Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this Section 4.13 with respect to such deemed sale as if it constituted an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

        Notwithstanding anything to the contrary contained in this covenant, the Issuers and their Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that:

          (1)   the consideration for such Asset Sale constitutes Replacement Assets; and

          (2)   such Asset Sale is for Fair Market Value; provided that any consideration not constituting Replacement Assets received by the Issuers or any of their Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the preceding paragraph.

        Each notice of a Net Proceeds Offer shall be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered and with such adjustments as may be reasonably deemed appropriate by the Issuers so that only Notes in denominations of $1,000 or multiples thereof shall be purchased). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. If only a portion of a Note is purchased pursuant to a Net Proceeds Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will made). Notes (or portions thereof) purchased pursuant to a Net Proceeds Offer will be cancelled and cannot be reissued.

        The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.13, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.13 by virtue thereof.

        SECTION 4.14. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

        The Issuers will not, and will not cause or permit any of their Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Issuers to:

          (1)   pay dividends or make any other distributions on or in respect of their Capital Stock;

          (2)   make loans or advances or to pay any Indebtedness or other obligation owed to the Issuers or any other Restricted Subsidiary of the Issuers; or

          (3)   transfer any of their property or assets to the Issuers or any other Restricted Subsidiary of the Issuers,

except for such encumbrances or restrictions existing under or by reason of:

          (a)   applicable law;

          (b)   this Indenture, the Notes, the Guarantees and the Collateral Agreements;

          (c)   in the case of clause (3) above, (A) agreements or instruments that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuers or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) provisions arising or agreed to in the ordinary course of business not relating to Indebtedness that do not, individually or in the aggregate, detract from the value of property or assets of the Issuers or any of their Restricted Subsidiaries or the ability of the Issuers or such Restricted Subsidiary, as the case may be, to use such property or assets, in each case in any manner material to the Issuers or any of their Restricted Subsidiaries;

          (d)   any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

          (e)   agreements or instruments existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

          (f)    provisions in agreements or instruments that prohibit the payment of dividends or the making of other distributions with respect to any Capital Stock of a Person other than on a pro rata basis;

          (g)   restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

          (h)   restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

          (i)    provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

          (j)    restrictions contained in the terms of the Purchase Money Indebtedness or Capitalized Lease Obligations not incurred in violation of this Indenture; provided that such restrictions relate only to the property financed with such Indebtedness;

          (k)   restrictions in other Indebtedness incurred in compliance with Section 4.08; provided that such restrictions, taken as a whole, are, in the good faith judgment of the Company's Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clauses (b), (e) and (f) above;

          (l)    restrictions on cash or other deposits imposed by customers under contracts or other arrangements entered into or agreed to in the ordinary course of business;

          (m)  restrictions on the ability of any Foreign Restricted Subsidiary to make dividends or other distributions resulting from the operation of covenants contained in documentation governing Indebtedness of such Subsidiary permitted under this Indenture; and

          (n)   an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (d) or (e) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Issuers in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (d) or (e).

        Nothing contained in this Section 4.14 shall prevent the Issuers or any of their Restricted Subsidiaries from creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.16.

        SECTION 4.15. Limitation on Issuances and Sales of Capital Stock of Subsidiaries.

        The Issuers will not permit or cause any of their Restricted Subsidiaries to issue or sell any Capital Stock except:

          (1)   to the Issuers or a Wholly-Owned Restricted Subsidiary of the Issuers;

          (2)   issuances of directors' qualifying shares or sales to foreign nationals of shares of Capital Stock of Foreign Restricted Subsidiaries to the extent required by applicable law;

          (3)   issuances or sales of shares of Common Stock of Restricted Subsidiaries to the extent required, as determined in good faith by the Board of Directors of the Company, to obtain or maintain any governmental license, privilege or other right that is necessary or useful in connection with the conduct by such Restricted Subsidiary of its business;

          (4)   if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.10 if made on the date of such issuance or sale; or

          (5)   sales of all of the Capital Stock of a Restricted Subsidiary of the Issuers in compliance with the provisions of Section 4.13.

        SECTION 4.16. Limitation on Liens.

        The Issuers will not, and will not cause or permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Issuers or any of their Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom.

        SECTION 4.17. Limitations on Transactions with Affiliates.

        (a)   The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of their Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Issuers or such Restricted Subsidiary.

        All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $2.5 million shall be approved by a majority of the disinterested members of the Board of Directors of the Issuers or a majority of the disinterested members, if any, of the Board of Directors of such Restricted Subsidiary (or, the entire Board of Directors, in the event there are no disinterested members of the Board of Directors of such Restricted Subsidiary), as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the provisions set in this paragraph. If the Issuers or any Restricted Subsidiary of the Issuers enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than $10.0 million, the Issuers or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Issuers or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

        (b)   The restrictions set forth in the first paragraph of this Section 4.17 shall not apply to:

          (1)   reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees or consultants of the Issuers or any Restricted Subsidiary of the Issuers as determined in good faith by the Company's Board of Directors or senior management;

          (2)   transactions exclusively between or among the Issuers and any of their Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries;

          (3)   the Refinancing Transactions or any agreement as in effect on the Issue Date (including any transaction expressly provided for therein) and any amendment thereto or any replacement agreement thereto so long as (i) any such amendment or replacement agreement is not more disadvantageous to the Holders, in any material respect, than the original agreement as in effect on the Issue Date, provided that this clause (i) shall not apply to any amendment or replacement agreement in respect of the TCBY Supply Agreement, and (ii) any such amendment or replacement agreement shall be approved by a majority of the disinterested members of the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that the terms of such amendment or replacement agreement comply with the provisions set forth in clause (a) of this Section 4.17 (provided that no fairness opinion need be delivered under such clause in the case where such amendment or replacement agreement is in respect of the TCBY Supply Agreement) and Section 4.10 and the terms of this clause (3);

          (4)   Restricted Payments permitted by this Indenture and Affiliate Transactions that constitute Permitted Investments;

          (5)   any employment, stock option, stock repurchase, employee benefit compensation, business expense reimbursement, severance, termination or other employment related agreements, arrangements or plans entered into by the Issuers or any of their Restricted Subsidiaries in the ordinary course of business;

          (6)   payments pursuant to or other transactions expressly provided for under the Contribution Agreement, the Management Agreement, the Contribution Agreement, the Tax Allocation Agreement, the MFOC Franchise Agreements, the TCBY Supply Agreement, the Sublease or the Collection Agency Agreement, in each case as in effect on the Issue Date, or any amendment thereto or any replacement agreement thereto so long as (i) any such amendment or replacement agreement is not more disadvantageous to the Holders, in any material respect, than the original agreement as in effect on the Issue Date, and (ii) any such amendment or replacement agreement shall be approved by a majority of the disinterested members of the Board of Directors of the Issuers or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that the terms of such amendment or replacement agreement comply with the provisions set forth in clause (a) of this Section 4.17 and Section 4.10 and the terms of this clause (6);

          (7)   issuance of Qualified Capital Stock of the Company and the granting of registration rights with respect to such Qualified Capital Stock; provided such registration rights are permitted under the Registration Rights Agreements;

          (8)   any transaction on arm's-length terms with a non-Affiliate that becomes an Affiliate as a result of such transaction; and

          (9)   arrangements with directors or officers of the Company or any Restricted Subsidiary existing on the Issue Date as disclosed in the Offering Circular and in effect on the Issue Date or as modified thereafter; provided that any such modification shall be approved by a majority of the disinterested members of the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that the terms of such modification comply with the provisions set forth in the first paragraph of this Section 4.17.

        SECTION 4.18. Additional Subsidiary Guarantees.

        If either of the Issuers or any of their Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Person that is not a Guarantor but becomes a Domestic Restricted Subsidiary as a result of such transaction, or if the Issuers or any of their Restricted Subsidiaries shall organize, acquire or otherwise invest in another Person that is not a Guarantor but becomes a Domestic Restricted Subsidiary as a result of such transaction, then such transferee or acquired or other Subsidiary (other than an Immaterial Subsidiary) shall:

          (1)   execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee on a senior secured basis all of the Issuers' obligations under the Notes and this Indenture on the terms set forth herein;

          (2)   (a) execute and deliver to the Trustee such amendments to the Collateral Agreements as the Trustee reasonably determines to be necessary or advisable in order to grant to the Trustee, for the benefit of the Holders, a perfected security interest in the Capital Stock of such new Domestic Restricted Subsidiary and any debt securities of such new Domestic Restricted Subsidiary, subject to Permitted Liens, which are owned by the Issuers or such new Domestic Restricted Subsidiary and required to be pledged pursuant to the Security Agreement or the Pledge Agreement, (b) deliver to the Trustee any certificates representing such Capital Stock and debt securities, together with (i) in the case of such Capital Stock, undated stock powers or instruments of transfer, as applicable, endorsed in blank, and (ii) in the case of such debt securities, endorsed in blank, in each case executed and delivered by an Officer of such Issuer or such Subsidiary, as the case may be;

          (3)   cause such new Domestic Restricted Subsidiary to take such other actions necessary or as the Trustee reasonably determines to be advisable to grant to the Trustee for the benefit of the Holders a perfected security interest in the assets of such new Domestic Restricted Subsidiary to the extent required pursuant to the terms of the Collateral Agreements, subject to the Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Trustee;

          (4)   take such further action and execute and deliver such other documents specified in this Indenture to effectuate the foregoing; and

          (5)   deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Domestic Restricted Subsidiary and such other opinions regarding the perfection of such Liens in the Collateral of or consisting of the Capital Stock of such Domestic Restricted Subsidiary as provided for in this Indenture.

Thereafter, such Domestic Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

        SECTION 4.19. Impairment of Security Interest.

        Neither the Issuers nor any of their Subsidiaries will take or knowingly omit to take any action which would materially impair the Liens in favor of the Trustee and the Holders, with respect to any material portion of the Collateral. Neither the Issuers nor any of their Domestic Restricted Subsidiaries shall grant to any Person (other than the Trustee), or permit any Person (other than the Trustee) to retain, any interest whatsoever in the Collateral other than Permitted Liens. Neither the Issuers nor any of their Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Notes and the Collateral Agreements. The Issuers shall, and shall cause each Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments as the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements. The Issuers shall, and shall cause each of their Restricted Subsidiaries to, at their sole cost and expense, file any such notice filings or other agreements or instruments as may be required under applicable law to perfect the Liens created by the Collateral Agreements, subject to Permitted Liens.

        SECTION 4.20. Real Estate Mortgages and Recordings.

        With respect to any fee interest (as distinguished from any leasehold or other interest) in any real property (individually and collectively, the "Premises") (A) owned by the Issuers or any of their Domestic Restricted Subsidiaries on the Issue Date or (B) acquired by the Issuers or any of their Domestic Restricted Subsidiaries after the Issue Date and, in each case, having (i) a purchase price or (ii) a Fair Market Value, of greater than $750,000:

          (1)   the Issuers shall deliver to the Trustee, as mortgagee, a fully-executed counterpart of a Mortgage, duly executed by the Issuers or the applicable Domestic Restricted Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage and fixture filings as may be necessary or desirable, to create a valid, perfected Lien, against the interest purported to be covered thereby;

          (2)   to the extent practicable, the Trustee shall have received a mortgagee's title insurance policy in favor of the Trustee, as mortgagee, in an amount equal to 125% of the Fair Market Value of the property purported to be covered by such Mortgage and in form and substance and issued by a nationally-recognized title insurance company, with respect to the property purported to be covered by such Mortgage, insuring that the Lien created by such Mortgage constitutes a valid Lien on such interest accompanied by evidence of the payment in full of all premiums thereon; and

          (3)   the Issuers shall deliver to the Trustee, with respect to each Premises that is the subject of such Mortgage, such other items that are required to be delivered pursuant to this Indenture.

        SECTION 4.21. Conduct of Business.

        The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar, ancillary or reasonably related to the businesses in which the Issuers and their Restricted Subsidiaries are engaged on the Issue Date.

        SECTION 4.22. Activities of MFFC.

        MFFC shall not hold any assets, become liable for any obligations, engage in any business activity or hold any Subsidiary; provided that MFFC shall be a co-issuer of the Notes pursuant to the terms of this Indenture and may engage in any activities directly related or necessary in connection therewith.

        SECTION 4.23. Reports to Holders.

        Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, after the date that a registration statement relating to the Exchange Offer is required to be filed pursuant to the Registration Rights Agreements, the Issuers will furnish to the Trustee and, upon request, to the Holders of Notes:

          (1)   all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuers were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and their consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and their Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

          (2)   all current reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports,

in each case within the time periods specified in the SEC's rules and regulations.

        In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreements, whether or not required by the rules and regulations of the SEC, the Issuers will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing). In addition, the Issuers have agreed that, prior to the consummation of the Exchange Offer, for so long as any Notes remain outstanding, it will furnish to the Holders upon their request, the information required to be delivered pursuant to Rule 144(A)(d)(4) under the Securities Act.

        Notwithstanding anything to the contrary under this Section 4.23, if FIN 46 requires, or is amended, modified or supplemented from time to time by FASB to require, the Company to consolidate the assets, liabilities or operations of any of its franchisees or any franchisee of any of its Subsidiaries (to the extent that any such franchisee is not a direct or indirect Subsidiary of the Company) with the consolidated financial statements of the Company and its Restricted Subsidiaries under GAAP in a manner in which, as determined in good faith by the Board of Directors of the Company, the Company after good faith efforts is incapable of fully complying (such matters with respect to which the Company is incapable of so complying, the "Non-Compliant FIN 46 Requirements") within the time period prescribed by applicable SEC rules and regulations (any date on which the Company is required to so comply, a "Compliance Date"), then (1) the effect of any such required consolidation would be ignored for purposes of financial covenant compliance and (2) the Company may postpone the filing of the registration statement relating to the Exchange Offer required to be filed pursuant to the Registration Rights Agreements or, if already filed, may discontinue making filings with the SEC for so long as the Company is unable to fully comply with FIN 46 and can instead furnish to the Trustee and make available to the public on its Web site on the relevant Compliance Date the consolidated financial statements that, but for this paragraph, the Company would be required to file with the SEC under this Section 4.23, provided, that (a) such consolidated financial statements shall not be required to comply with Non-Compliant FIN 46 Requirements and need not be audited and (b) within 90 days following the relevant Compliance Date for annual financial statements (or the date as of which such registration statement required to be filed pursuant to the Registration Rights Agreements was to have been filed) the Company shall furnish to the Trustee and make available to the public on its Web site the audited consolidated financial statements that, but for this paragraph, the Company would be required to file with the SEC under this Section 4.23.

        SECTION 4.24. Payments for Consent.

        The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes, the Registration Rights Agreements or any Collateral Agreement unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

ARTICLE FIVE
SUCCESSOR CORPORATION

        SECTION 5.01. Merger, Consolidation and Sale of Assets.

        Neither Issuer will, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Issuers to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

          (1)   either:

            (a)   the Company shall be the surviving or continuing entity; or

            (b)   the Person (if other than the Company) formed by such consolidation or into which an Issuer is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

              (x)   shall be a limited liability company or a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

              (y)   shall expressly assume, (i) by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, interest on and Additional Interest, if any, on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreements on the part of the Issuers to be performed or observed thereunder and (ii) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all obligations of the Issuers under the Collateral Agreements and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

          (2)   except in the case of a consolidation or merger of an Issuer with or into a Wholly-Owned Subsidiary of the Company, or a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company to a Wholly-Owned Subsidiary of the Company, immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness (including Acquired Indebtedness) incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (a) shall have a Consolidated Net Worth at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction and (b) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.08;

          (3)   except in the case of a consolidation or merger of the Issuers with or into a Wholly-Owned Subsidiary of the Company, or a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company to a Wholly-Owned Subsidiary of the Company, immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness (including Acquired Indebtedness) incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

          (4)   the Issuers or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        SECTION 5.02. Successor Entity Substituted.

        Upon any consolidation, combination or merger of an Issuer or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which such Issuer is not the continuing corporation, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such. Upon such substitution the Issuer and any Guarantors that remain Subsidiaries of the Issuer shall be released from this Indenture and the Notes and each Issuer, if surviving, shall be automatically discharged from all of its obligations under this Indenture and the Notes.

ARTICLE SIX
DEFAULT AND REMEDIES

        SECTION 6.01. Events of Default. The following events are defined as "Events of Default":

          (1)   the failure to pay the premium, if any, interest and Additional Interest, if any, on any Notes or any other amount (other than principal for the Notes) when the same becomes due and payable and the default continues for a period of thirty (30) days;

          (2)   the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer, an Excess Cash Flow Offer or a Net Proceeds Offer);

          (3)   a default in the observance or performance of any other covenant or agreement contained in this Indenture (other than the payment of the principal of, or premium, if any, or interest or Additional Interest, if any, on any Note) or any Collateral Agreement which default continues for a period of thirty (30) days after the Issuers receive written notice specifying the default (and demanding that such default be remedied and stating that such notice is a "Notice of Default") from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (4)   the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of either Issuer or any Restricted Subsidiary of the Company (other than any Immaterial Subsidiary of the Company) or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within twenty (20) days of receipt by such Issuer or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $5.0 million or more at any time;

          (5)   one or more judgments in an aggregate amount in excess of $7.5 million (which are not covered by insurance as to which the insurer has not disclaimed coverage) shall have been rendered against either Issuer or any Restricted Subsidiary of the Company (other than any such judgment rendered solely against an Immaterial Subsidiary of the Company) and such judgments remain undischarged, unpaid or unstayed for a period of sixty (60) consecutive days after such judgment or judgments become final and non-appealable;

          (6)   the Company or any Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Code with respect to itself, (B) consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Code, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) makes a general assignment for the benefit of its creditors; or (F) takes any corporate action to authorize or effect any of the foregoing;

          (7)   a court of competent jurisdiction enters an order or decree that (A) is an order for relief in respect of the Company or any Significant Subsidiary in an involuntary case under any Bankruptcy Code, (B) appoints a Custodian of the Company or any Significant Subsidiary or for substantially all of its property or (C) orders the winding-up or liquidation of its affairs; and such order or decree shall remain unstayed and in effect for a period of sixty (60) consecutive days;

          (8)   except with respect to a Collateral Agreement for which all or substantially all of the assets comprising the Collateral thereunder have been transferred or sold or the Lien thereon released as permitted under this Indenture, any Collateral Agreement at any time for any reason shall cease to be in full force and effect, or shall cease to be effective in all material respects to grant the Trustee the Liens with the priority purported to be created thereby on a material portion of the Collateral thereunder, subject to Permitted Liens and no other Liens except as expressly permitted by the applicable Collateral Agreement, in each case for thirty (30) days after the Issuers receive written notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

          (9)   either Issuer or any Guarantor that is a Significant Subsidiary shall assert in writing that any Lien created under any Collateral Agreement is invalid or unenforceable; or

          (10) any Guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Guarantor that is a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Guarantor that is a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of the release of such Guarantor in accordance with the terms of this Indenture).

        SECTION 6.02. Acceleration.

        (a)   If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) above with respect to the Issuers) shall occur and be continuing and has not been waived, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and premium, if any, accrued interest and Additional Interest, if any, on all the Notes to be due and payable by notice in writing to the Issuers and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable.

        (b)   If an Event of Default specified in Section 6.01(6) or (7) above with respect to the Issuers occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

        (c)   At any time after a declaration of acceleration with respect to the Notes as described in Section 6.02(a) or (b), the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences: (1) if the rescission would not conflict with any judgment or decree; and (2) if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, interest or Additional Interest, if any, that has become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        SECTION 6.03. Other Remedies.

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or any Collateral Agreement.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

        SECTION 6.04. Waiver of Past Defaults.

        Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default and its consequences, except (other than as provided in Section 6.02(c)) a default in the payment of the principal of or premium, if any, interest or Additional Interest, if any, on any Notes. When a Default or Event of Default is waived, it is cured and ceases to exist.

        SECTION 6.05. Control by Majority.

        Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01 and 7.02(l), however, the Trustee may refuse to follow any direction (which direction, if sent to the Trustee, shall be in writing) that the Trustee reasonably believes conflicts with any applicable law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may subject the Trustee to personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction (which direction, if sent to the Trustee, shall be in writing).

        SECTION 6.06. Limitation on Suits.

        A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (1)   the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2)   subject to Section 2.09, Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to institute proceedings in respect of that Event of Default;

          (3)   such Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

          (4)   the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer of indemnity; and

          (5)   during such sixty (60) day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request.

        A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

        SECTION 6.07. Rights of Holders to Receive Payment.

        Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

        SECTION 6.08. Collection Suit by Trustee.

        If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment (i) in its own name and (ii) in the case of the Trustee, as trustee of an express trust or on behalf of each of the Secured Parties, in each case against the Issuers or any other obligor on the Notes for the whole amount of principal of, premium, if any, and accrued interest remaining unpaid on, the Notes, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its respective agents and counsel and any other amounts due the Trustee under the Collateral Agreements and Section 7.07.

        SECTION 6.09. Trustee May File Proofs of Claim.

        The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuers or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under the Collateral Agreements and Section 7.07. The Issuers' payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        SECTION 6.10. Priorities.

        If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

          First: to the Trustee, the Paying Agent and the Registrar for amounts due under Section 7.07 (including payment of all compensation expense, all liabilities incurred and all advances made by the Trustee and the costs and expenses of collection);

          Second: if the Holders are forced to proceed against the Issuers directly without the Trustee, to Holders for their collection costs;

          Third: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

          Fourth: to the Issuers or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

        The Trustee, upon prior written notice to the Issuers, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

        SECTION 6.11. Undertaking for Costs.

        All parties to this Indenture agree, and each Holder by its acceptance of its Note shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

        SECTION 6.12. Restoration of Rights and Remedies.

        If the Trustee or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

ARTICLE SEVEN
TRUSTEE

        SECTION 7.01. Duties of Trustee.

        The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.

        (a)   If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

        (b)   Except during the continuance of an Event of Default:

          (1)   the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in or read into this Indenture against the Trustee; and

          (2)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in case of any such certificates or opinions furnished to the Trustee which by the provisions hereof are furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c)   Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)   this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

          (2)   the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3)   the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

        (d)   No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability. The Trustee shall be under no obligation to exercise of any of its rights or powers under this Indenture or the Collateral Agreements at the request, order or direction of any Holders unless such Holders have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee against the costs and expenses which may be incurred by it in compliance with such request, order or direction.

        (e)   Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

        (f)    The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Issuers. Money and assets held in trust by the Trustee need not be segregated from other funds or assets held by the Trustee except to the extent required by law.

        SECTION 7.02. Rights of Trustee.

        Subject to Section 7.01:

        (a)   The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement instrument, opinion, report, request direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

        (b)   Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The advice of the Trustee's counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon.

        (c)   The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d)   The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

        (e)   The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuers, to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and to consult with the officers and representatives of the Issuers, including the Issuers' accountants and attorneys. Except as expressly stated herein to the contrary, in no event shall the Trustee have any responsibility to ascertain whether there has been compliance with any of the covenants or provisions of Articles Four or Five hereof.

        (f)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

        (g)   Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of the Issuers and any resolution of the Board of Directors shall be sufficient if evidenced by a copy of such resolution certified by an Officer of the Issuers to have been duly adopted and in full force and effect on the date hereof.

        (h)   The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Trust Officer of the Trustee has actual notice thereof or unless the Trustee shall have received from the Issuers, any Guarantor or any other obligor upon the Notes or from any Holder written notice thereof at its address set forth in Section 11.02 hereof, and such notice references the Notes and this Indenture.

        (i)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

        (j)    The Trustee may request that the Issuers deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any persons authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

        (k)   The permissive right of the Trustee to take any action under this Indenture or any Collateral Agreements shall not be construed as a duty to so act.

        SECTION 7.03. Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers, any Subsidiary of the Issuers or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 of this Indenture, and the Trustee is subject to TIA Sections 310(b) and 311.

        SECTION 7.04. Trustee's Disclaimer.

        The Trustee makes no representation as to the validity, adequacy or sufficiency of this Indenture, the Notes or the Collateral Agreements, and it shall not be accountable for the Issuers' use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers in this Indenture, the Notes, the Collateral Agreements or any other documents in connection with the issuance of the Notes other than the Trustee's certificate of authentication, which shall be taken as the statement of Issuers, and the Trustee assumes no responsibility for their correctness.

        Beyond the exercise of reasonable care in the custody thereof and the fulfillment of its obligations under this Indenture and the Collateral Agreements, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.

        The Trustee makes no representations as to and shall not be responsible for the existence, genuineness, value, sufficiency or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any Collateral Agreement, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Collateral Agreements, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral, any Collateral Agreements or any agreement or assignment contained in any thereof, for the validity of the title of the Issuers or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

        SECTION 7.05. Notice of Default.

        If a Default or an Event of Default occurs and is continuing and if a Trust Officer has actual knowledge or has received written notice from the Issuers or any Holder, the Trustee shall mail to each Holder, with a copy to the Issuers, notice of the Default or Event of Default within thirty (30) days thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

        SECTION 7.06. Reports by Trustee to Holders.

        Within sixty (60) days after each May 15, beginning with May 15, 2004, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and (c).

        A copy of each report at the time of its mailing to Holders shall be mailed to the Issuers and filed by the Issuers with the SEC and each stock exchange or market, if any, on which the Notes are listed or quoted.

        The Issuers shall promptly notify the Trustee if the Notes become listed or quoted on any stock exchange or market and the Trustee shall comply with TIA Section 313(d) and any delisting thereof.

        SECTION 7.07. Compensation and Indemnity.

        The Issuers shall pay to the Trustee, the Paying Agent and the Registrar (each an "Indemnified Party") from time to time such compensation for their respective services as Trustee, Paying Agent or Registrar, as the case may be, shall from time to time be agreed in writing signed by the Company. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse each Indemnified Party upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under, as the case may be, this Indenture or the Collateral Agreements. Such expenses shall include the reasonable fees and expenses of each of such Indemnified Party's agents and counsel.

        The Issuers and the Guarantors hereby agree to indemnify each Indemnified Party and its agents, employees, stockholders and directors and officers for, and to hold each of them harmless against, any loss, cost, claim, liability or expense (including taxes) incurred by any of them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on the part of such Indemnified Party, arising out of or in connection with this Indenture or the Collateral Agreements, or the administration of this trust, including the reasonable costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder or thereunder (including the reasonable fees and expenses of counsel). The Trustee shall notify the Issuers promptly of any claim asserted against an Indemnified Party for which such Indemnified Party has advised the Trustee that it may seek indemnity hereunder or under the Collateral Agreements. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of its obligations hereunder. At the Indemnified Party's sole discretion, the Issuers shall defend the claim and the Indemnified Party shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Indemnified Party. Alternatively, the Indemnified Party may at its option have separate counsel of its own choosing and the Issuers shall pay the reasonable fees and expenses of such counsel; provided that the Issuers shall not be required to pay such fees and expenses if it assumes the Indemnified Party's defense and there is no conflict of interest between the Issuers and the Indemnified Party in connection with such defense as reasonably determined by the Indemnified Party. The Issuers need not pay for any settlement made without their written consent, which consent shall not be unreasonably withheld.

        To secure the Issuers' payment obligations in this Section 7.07, each Indemnified Party shall have a lien prior to the Notes on all Collateral held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes which have been called for redemption.

        When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Code.

        The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, termination of the Collateral Agreements or the resignation or removal of the Trustee.

        The Trustee shall comply with the provisions of TIA Section 312(b)(2) to the extent applicable.

        SECTION 7.08. Replacement of Trustee.

        The Trustee may resign by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuers and the Trustee in writing and may appoint a successor Trustee. The Issuers, by a Board Resolution, may remove the Trustee if:

          (1)   the Trustee fails to comply with Section 7.10;

          (2)   the Trustee is adjudged bankrupt or insolvent;

          (3)   a receiver or other public officer takes charge of the Trustee or its property; or

          (4)   the Trustee becomes incapable of acting with respect to the Notes.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall notify each Holder in writing of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts, duties and obligations of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder subject nevertheless to its lien, if any, provided for in Section 7.07. Upon request of the Issuers or the successor Trustee, such retiring Trustee shall at the expense of the Issuers and upon payment of the charges of the Trustee then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

        If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee, at the Issuers' expense, the Issuers or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        The Issuers shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders in writing. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

        Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Issuers' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

        SECTION 7.09. Successor Trustee by Merger, Etc.

        If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided, however, that such Person shall be otherwise qualified and eligible under this Article Seven.

        In case any Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

        SECTION 7.10. Eligibility; Disqualification.

        (a)   This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2), (3) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuers are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Issuers, as obligor of the Notes.

        (b)   If the Trustee has or acquires a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

        SECTION 7.11. Preferential Collection of Claims Against Issuers.

        The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

        SECTION 7.12. Trustee as Paying Agent.

        References to the Trustee in Sections 7.01(f), 7.02, 7.03, 7.04, and 7.07 shall include the Trustee in its role as Paying Agent.

        SECTION 7.13. Co-Trustees and Separate Trustees.

        (a)   At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Issuers and the Trustee shall have the power to appoint, and, upon the written request of the Trustee or of the Holders of at least 25% in principal amount of the Notes outstanding, the Issuers shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Collateral, or to act as separate trustees of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.13. The Issuers and the Trustee hereby appoint The Bank of New York Trust Company, N.A. to act co-Trustee with respect to the Deed to Secure Debt, Security Agreement and Assignment of Leases and Rents made by Great Manufacturing, LLC, as Grantor, to The Bank of New York Trust Company, N.A., as Grantee dated March 16, 2004.

        (b)   Should any written instrument from the Issuers be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuers.

        (c)   Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

          (i)    The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

          (ii)   The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee, jointly as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

          (iii)  The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuers evidenced by a Board Resolution, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 7.13, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Issuers. Upon the written request of the Trustee, the Issuers shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 7.13.

          (iv)  No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee or any other such trustee hereunder.

          (v)   Any act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee.

        SECTION 7.14. Form of Documents Delivered to Trustee.

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an Officer of either Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion, or representation by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel or representation by counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of either Issuer stating that the information with respect to such factual matters is in the possession of such Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

ARTICLE EIGHT
SATISFACTION AND DISCHARGE OF INDENTURE

        SECTION 8.01. Legal Defeasance and Covenant Defeasance.

        (a)   The Issuers may, at their option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in paragraph (d).

        (b)   Upon the Issuers' exercise under paragraph (a) of the option applicable to this paragraph (b), the Issuers and the Guarantors shall be deemed to have been released and discharged from their obligations with respect to the outstanding Notes, the Guarantees and the Collateral Agreements on the date the applicable conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections and matters under this Indenture referred to in clause (i) and (ii) below, and the Issuers and the Guarantors shall be deemed to have satisfied all their other obligations under such Notes and this Indenture, the Guarantees and the Collateral Agreements, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph payments in respect of the principal of, and premium, if any, interest and Additional Interest, if any, on such Notes when such payments are due, (ii) obligations listed in Section 8.03, subject to compliance with this Section 8.01 and (iii) the rights, powers, trusts, duties and immunities of the Trustee and the Issuers' obligations in connection therewith. The Issuers may exercise their option under this paragraph (b) notwithstanding the prior exercise of their option under paragraph (c) below with respect to the Notes.

        (c)   Upon the Issuers' exercise under paragraph (a) of the option applicable to this paragraph (c), the Issuers and their Restricted Subsidiaries shall be released and discharged from their obligations under any covenant contained in Section 4.05, Sections 4.08 through 4.22, Section 4.24, and Section 5.01(2), with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers' exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in paragraph (d) below, Sections 6.01(3) through 6.01(10) (except, in the case of Section 6.01(6) and 6.01(7) , with respect only to Significant Subsidiaries) shall not constitute Events of Default.

        (d)   The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

          (1)   The Issuers shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, U.S. Legal Tender or non-callable U.S. Government Obligations or a combination thereof, in such amounts and at such times as are sufficient, in the opinion of a nationally-recognized firm of independent public accountants, to pay the principal of, and premium, if any, interest and Additional Interest, if any, on the outstanding Notes on the stated dates for payment or redemption, as the case may be; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Issuers instructing the Trustee (or other qualifying trustee) to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes to maturity or redemption;

          (2)   No Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default arising in connection with the substantially contemporaneous borrowing of funds to fund the deposit referenced in clause (1) above and the granting of any Lien securing such borrowing);

          (3)   Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default hereunder (other than a Default or Event of Default arising in connection with the substantially contemporaneous borrowing of funds to fund the deposit referenced in clause (1) above and the granting of any Lien securing such borrowing) or any other material agreement or instrument to which the Issuers or any of their Subsidiaries is a party or by which the Issuers or any of their Subsidiaries is bound;

          (4)   (i) In the event the Issuers elect paragraph (b) above, the Issuers shall deliver to the Trustee an Opinion of Counsel in the United States of America, in form and substance reasonably satisfactory to the Trustee, to the effect that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance contemplated hereby and shall be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred or (ii) in the event the Issuers elects paragraph (c) above, the Issuers shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance contemplated hereby and shall be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (5)   The Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others;

          (6)   The Issuers shall have delivered to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, to the effect that assuming no intervening bankruptcy of the Issuers between the date of deposit and the 91st day following the date of deposit and that no Holder of Notes is an insider of the Issuers, after the 91st day following the date of deposit, the trust funds shall not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally; and

          (7)   The Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by Section 8.01(d)(4)(i) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) shall become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

        In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Issuers must make arrangements reasonably satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Issuers.

        SECTION 8.02. Satisfaction and Discharge.

        In addition to the Issuers' rights under Section 8.01, the Issuers may terminate all of their obligations under this Indenture (subject to Section 8.03), and this Indenture, the Notes, the Guarantees and the Collateral Agreements, and all Liens created thereunder, shall be discharged and shall cease to be in effect when:

          (1)   either:

            (a)   all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 2.07 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

            (b)   all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) shall become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, interest and Additional Interest, if any, on the Notes to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (2)   all other sums payable under this Indenture by the Issuers have been paid; and

          (3)   each Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

        SECTION 8.03. Survival of Certain Obligations.

        Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.01 or 8.02, the respective obligations of the Issuers and the Trustee under Sections 2.03, 2.04, 2.05, 2.06, 2.07 and 2.08, Sections 7.07 and 7.08 and Sections 8.05, 8.06 and 8.07 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Issuers and the Trustee under Sections 7.07, 8.04, 8.05 and 8.06 and 8.07 shall survive.

        SECTION 8.04. Acknowledgment of Discharge by Trustee.

        Subject to Section 8.07, after (i) the conditions of Section 8.01 or 8.02 have been satisfied, (ii) the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers and (iii) each Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee, upon written request, shall acknowledge in writing the discharge of the Issuers' obligations under this Indenture except for those surviving obligations specified in Section 8.03 and the Trustee shall execute and deliver to the Issuers any document reasonably requested by the Issuers to effect or evidence any release and discharge of Lien or Collateral Agreement contemplated by Section 12.06.

        SECTION 8.05. Application of Trust Moneys.

        The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.01. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of, premium, if any, and interest on the Notes. Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the Issuers' request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.01(d) which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01 or 8.02 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

        SECTION 8.06. Repayment to the Issuers; Unclaimed Money.

        Subject to Sections 7.07, 8.01 and 8.02, the Trustee and the Paying Agent shall promptly pay to the Issuers upon written request from the Issuers any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time. The Trustee and the Paying Agent shall pay to the Issuers, upon receipt by the Trustee or the Paying Agent, as the case may be, of a written request from the Issuers any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required, without interest thereon; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Issuers cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Issuers, without interest thereon. After payment to the Issuers, Holders entitled to money must look solely to the Issuers for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

        SECTION 8.07. Reinstatement.

        If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 or 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02; provided, however, that if the Issuers have made any payment of premium, if any, or interest on or principal of any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE
AMENDMENTS, SUPPLEMENTS AND WAIVERS

        SECTION 9.01. Without Consent of Holders.

        From time to time, the Issuers, the Guarantors and the Trustee without the consent of the Holders, may amend, modify, waive or supplement provisions of this Indenture, the Notes, the Guarantees and the Collateral Agreements:

          (1)   to cure any ambiguity, defect or inconsistency contained therein;

          (2)   to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3)   to provide for the assumption of the Issuers' or a Guarantor's obligations to Holders in the case of a merger or consolidation involving the Issuers or such Guarantor or sale of all or substantially all of the assets of the Issuers or such Guarantor or the release of a Guarantor to the extent permitted under this Indenture;

          (4)   to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under this Indenture, the Notes, the Guarantees or the Collateral Agreements;

          (5)   to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (6)   to allow any Subsidiary or any other Person to guarantee the Notes;

          (7)   if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture or Collateral Agreements; or

          (8)   to provide for the issuance of Additional Notes in accordance with the terms hereof, to the extent Indebtedness in an aggregate principal amount equal to the aggregate principal amount of such Additional Notes to be issued could otherwise be incurred pursuant to this Indenture, without giving effect to such amendment, modification, waiver or supplement.

        After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

        SECTION 9.02. With Consent of Holders.

        The Issuers and the Guarantors, when authorized by a Board Resolution, and the Trustee, as applicable, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture, the Notes, any Collateral Agreement or the Guarantees without notice to any other Holders. The Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Issuers with any provision of this Indenture, any Collateral Agreement or the Notes without notice to any other Holder. However, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall without the consent of each Holder of each Note affected thereby:

          (1)   reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

          (2)   reduce the rate of or change or have the effect of changing the time for payment of interest or Additional Interest on any Notes;

          (3)   reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor or change the calculation of principal amount, except that the foregoing provision shall not apply to any amendment or waiver of the provisions of Section 3.03 hereof;

          (4)   make any Notes payable in money other than that stated in the Notes;

          (5)   make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, interest and Additional Interest, if any, on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

          (6)   after the Issuers' obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Issuers to make and consummate a Change of Control Offer in the event of a Change of Control, make and consummate an Excess Cash Flow Offer if required to do so or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred, the existence of Excess Cash Flow has been determined or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

          (7)   modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders;

          (8)   release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture;

          (9)   release all or substantially all of the Collateral; or

          (10) make any change to Section 9.01 or this Section 9.02.

        It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

        SECTION 9.03. Compliance with TIA.

        Every amendment, waiver or supplement of this Indenture, the Notes, the Collateral Agreements or the Guarantees shall comply with the TIA as then in effect.

        SECTION 9.04. Revocation and Effect of Consents.

        Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by written notice to the Trustee and the Issuers received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, waiver or supplement shall become effective upon receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes or such Officers' Certificate, whichever first occurs, and the execution thereof by the Trustee.

        The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be either (i) at least thirty (30) days prior to the first solicitation of such consent or (ii) the date of the most recent list furnished to the Trustee under Section 2.05. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety (90) days after such record date.

        After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (1) through (10) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

        SECTION 9.05. Notation on or Exchange of Notes.

        If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee. The Trustee at the written direction of the Issuers may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make an appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver. Any such notation or exchange shall be made at the sole cost and expense of the Issuers. Failure to make the appropriate notation or issue a new Note shall not effect the validity and effect of such amendment, supplement or waiver.

        SECTION 9.06. Trustee to Sign Amendments, Etc.

        The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the rights, duties or immunities of the Trustee under this Indenture or any Collateral Agreement. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee and shall be paid for by the Issuers.

        SECTION 9.07. Conformity with Trust Indenture Act.

        Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

ARTICLE TEN
GUARANTEE

        SECTION 10.01. Guarantee.

        Each Guarantor hereby fully, irrevocably and unconditionally, jointly and severally, unconditionally and irrevocably guarantees (such guarantee to be referred to herein as the "Guarantee"), to each of the Holders and to the Trustee and its respective successors and assigns that (i) the principal of, premium, if any and interest on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other obligations of the Issuers to the Holders and the Trustee hereunder, thereunder or under any Collateral Agreement shall be promptly paid in full or performed, all in accordance with the terms hereof, thereof and of the Collateral Agreements; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03. The Guarantee of each Guarantor shall rank senior in right of payment to all subordinated Indebtedness of such Guarantor and equal in right of payment with all other senior obligations of such Guarantor. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture or any Collateral Agreement, the absence of any action to enforce the same, any waiver or consent by any of the Holders with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, shall result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The net worth of any Guarantor for such purpose shall include any claim of such Guarantor against the Issuers for reimbursement and any claim against any other Guarantor for contribution. Each Guarantor may consolidate with or merge into or sell its assets to the Issuers or another Guarantor without limitation in accordance with Sections 5.01 and 4.13. If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers or any Guarantor, any amount paid by the Issuers or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

        SECTION 10.02. Release of a Guarantor.

        A Guarantor will be automatically and unconditionally released from its Guarantee (and may subsequently dissolve) without any action required on the part of the Trustee or any Holder:

          (1)   if (a) all of the Capital Stock issued by such Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Issuers or any of their Domestic Restricted Subsidiaries or (b) such Guarantor ceases to be a Restricted Subsidiary, and the Issuers otherwise comply, to the extent applicable, with Section 4.13, or

          (2)   if the Issuers designate such Guarantor as an Unrestricted Subsidiary in accordance with Section 4.10, or

          (3)   if the Issuers exercise their legal defeasance option or their covenant defeasance option as described in Section 8.01, or

          (4)   upon satisfaction and discharge of this Indenture or payment in full of the principal of, premium, if any, accrued and unpaid interest and Additional Interest, if any, on the Notes and all other Obligations that are then due and payable.

        The Trustee shall promptly deliver an appropriate instrument evidencing such release upon receipt of a request by the Issuers accompanied by an Officers' Certificate certifying as to the compliance with this Section 10.02. Any Guarantor not so released remains liable for the full amount of its Guarantee as provided in this Article Ten.

        SECTION 10.03. Limitation of Guarantor's Liability.

        Each Guarantor and, by its acceptance hereof, each of the Holders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

        SECTION 10.04. Guarantors May Consolidate, etc., on Certain Terms.

        Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with Section 4.13) will not, and the Issuers will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Issuers or any other Guarantor unless:

          (1)   the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a limited liability company or corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

          (2)   such entity assumes (a) by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of the Guarantor under the Guarantee and (b) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee) executed and delivered to the Trustee, all obligations of the Guarantor under the Collateral Agreements and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

          (3)   immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (4)   immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of Section 5.01(2).

        Any merger or consolidation of (i) a Guarantor with and into an Issuer (with the Issuer being the surviving entity) or another Guarantor or (ii) a Guarantor or the Issuers with an Affiliate organized solely for the purpose of reorganizing such Guarantor or the Issuers in another jurisdiction in the United States or any state thereof or the District of Columbia or changing the legal form of such Guarantor or the Issuers need only comply with (A) clause (4) of the first paragraph of Section 5.01 and (B) in the case of a merger or consolidation involving (x) the Issuers as described in clause (ii) above, clause 1(b)(y) of Section 5.01 and (y) in the case of a Guarantor as described in clause (ii) above, clause (2) of the immediately preceding paragraph.

        SECTION 10.05. Contribution.

        In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor. The preceding sentence shall in no way affect the rights of the Holders of Notes or the Trustee to the benefits of this Indenture, the Notes or the Guarantees.

        SECTION 10.06. Waiver of Subrogation.

        Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

        SECTION 10.07. Evidence of Guarantee.

        To evidence their guarantees to the Holders set forth in this Article Ten, each of the Guarantors hereby agrees to execute the notation of Guarantee in substantially the form included in the Notes attached as Exhibits A-1 and A-2 and B-1 and B-2. Each such notation of Guarantee shall be signed on behalf of each Guarantor by an Officer or an assistant Secretary. An Officer (who shall, in each case, have been duly authorized by all requisite corporate actions) of the Guarantors shall execute the Guarantees by manual or facsimile signature.

        If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates such Note, such Note shall nevertheless be valid.

        Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

        If an Officer or assistant Secretary whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

        The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

        SECTION 10.08. Waiver of Stay, Extension or Usury Laws.

        Each Guarantor covenants to the extent permitted by law that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Guarantee; and each Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE ELEVEN
MISCELLANEOUS

        SECTION 11.01. Trust Indenture Act Controls.

        If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. Any provision of the TIA which is required to be included in a qualified Indenture, but not expressly included herein, shall be deemed to be included by this reference.

        SECTION 11.02. Notices.

        Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

    if to the Issuers:

    Mrs. Fields Famous Brands, LLC
    2855 East Cottonwood Parkway, Suite 400
    Salt Lake City, Utah 84121-1050
    Attention: Michael R. Ward, Esq.
    Facsimile Number: (801) 736-5944

    Mrs. Fields Financing Company, Inc.
    2855 East Cottonwood Parkway, Suite 400
    Salt Lake City, Utah 84121-1050
    Attention: Michael R. Ward, Esq.
    Facsimile Number: (801) 736-5944

    if to the Trustee:

    The Bank of New York
    101 Barclay Street, Floor 8 West
    New York, New York 10286
    Attn: Corporate Trust Administration
    Facsimile Number: (212) 815-5707

        Each of the Issuers and the Trustee by written notice to each other may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuers or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address or a notice sent by mail to the Trustee shall not be deemed to have been given until actually received by the addressee).

        Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

        Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

        SECTION 11.03. Communications by Holders with Other Holders.

        Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture, any Collateral Agreement, any Guarantee or the Notes. The Issuers, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

        SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Issuers or any Guarantor to the Trustee to take any action under this Indenture or any Collateral Agreement, the Issuers shall furnish to the Trustee upon request:

          (1)   an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Issuers or the applicable Guarantor (as the case may be), if any, provided for in this Indenture or any Collateral Agreement relating to the proposed action have been complied with; and

          (2)   an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Issuers or the applicable Guarantor (as the case may be), if any, provided for in this Indenture or any Collateral Agreement relating to the proposed action have been complied with.

        SECTION 11.05. Statements Required in Certificate or Opinion.

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any Collateral Agreement, other than the Officers' Certificate required by Section 4.06, shall include:

          (1)   a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3)   a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4)   a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

        SECTION 11.06. Rules by Trustee, Paying Agent, Registrar.

        The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

        SECTION 11.07. Legal Holidays.

        A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

        SECTION 11.08. Governing Law.

        THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

        SECTION 11.09. No Adverse Interpretation of Other Agreements.

        This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

        SECTION 11.10. No Recourse Against Others.

        A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Issuers or of the Trustee shall not have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Guarantees, the Collateral Agreements or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

        SECTION 11.11. Successors.

        All agreements of the Issuers and the Guarantors in this Indenture, the Notes, and the Guarantees shall bind their successors. All agreements of the Trustee in this Indenture shall bind their respective successors.

        SECTION 11.12. Duplicate Originals.

        All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

        SECTION 11.13. Severability.

        In case any one or more of the provisions in this Indenture, the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

        SECTION 11.14. Waiver of Jury Trial.

        EACH OF THE ISSUERS AND THE GUARANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE, THE NOTES, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

ARTICLE TWELVE
SECURITY

        SECTION 12.01. Grant of Security Interest.

        (a)   To secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder and under the Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Issuers and the Guarantors to the Holders or the Trustee under this Indenture, the Collateral Agreements, the Guarantees and the Notes, the Issuers and the Guarantors hereby covenant to cause the Collateral Agreements to be executed and delivered concurrently with this Indenture. The Collateral Agreements shall provide for the grant by the Issuers and Guarantors party thereto to the Trustee security interests in the Collateral.

        (b)   Each Holder, by its acceptance of a Note, consents and agrees to the terms of each Collateral Agreement, as the same may be in effect or may be amended from time to time in accordance with their respective terms, and authorizes and directs the Trustee to enter into the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuers shall, and shall cause each of their Domestic Restricted Subsidiaries to, do or cause to be done all such actions and things as may be necessary or proper, or as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Trustee the security interests in the Collateral contemplated hereby and by the Collateral Agreements, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and Guarantees secured hereby, according to the intent and purpose herein and therein expressed. The Issuers shall, and shall cause each of their Domestic Restricted Subsidiaries to, take any and all actions required or as may be requested by the Trustee to cause the Collateral Agreements to create and maintain, as security for the Obligations contained in this Indenture, the Notes, the Collateral Agreements and the Guarantees valid and enforceable, perfected (except as expressly provided herein or therein) security interests in and on all the Collateral, in favor of the Trustee, superior to and prior to the rights of all third Persons, and subject to no other Liens, in each case, except as expressly provided herein or therein.

        SECTION 12.02. Recording and Opinions.

        (a)   The Issuers shall, and shall cause each of their Domestic Restricted Subsidiaries to, take or cause to be taken all action required to perfect, maintain, preserve and protect the security interests in the Collateral granted by the Collateral Agreements, including (i) the filing of financing statements, continuation statements, collateral assignments and any instruments of further assurance, in such manner and in such places as may be required by law to preserve and protect fully the rights of the Holders and the Trustee under this Indenture and the Collateral Agreements to all property comprising the Collateral, and (ii) the delivery of the certificates evidencing the securities pledged under the Security Agreement or the Pledge Agreement, duly endorsed in blank, it being understood that concurrently with the execution of this Indenture the Issuers and their Domestic Restricted Subsidiaries have delivered financing statements for filing by the Initial Purchaser or its agents. The Issuers shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and recording and similar taxes relating to this Indenture, the Collateral Agreements and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

        (b)   The Issuers shall furnish to the Trustee, at such time as required by TIA Section 314(b) and, as reasonably requested by the Trustee, promptly after the execution and delivery of any other instrument of further assurance or amendment granting, perfecting, protecting, preserving or making effective a security interest pursuant to any Collateral Agreement, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, this Indenture and the Collateral Agreements, financing statements and fixture filings then executed and delivered, as applicable, and all other instruments of further assurance or amendment then executed and delivered have been properly recorded, registered and filed, and all certificates evidencing securities pledged to the Trustee for the benefit of itself and the Holders under the Security Agreement or the Pledge Agreement have been delivered and duly endorsed in blank, to the extent necessary to perfect the security interests created by this Indenture and the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to such Collateral Agreements and such other instruments, such recording, registering, filing and delivery are the only recordings, registerings, filings and deliveries necessary to perfect such security interest and that no re-recordings, re-registerings, re-filings or re-deliveries are necessary to maintain such perfection, and further stating that all financing statements and continuation statements have been executed and filed, and all such certificates have been delivered, that are necessary fully to preserve and protect the rights of and perfect such security interests of the Trustee for the benefit of itself and the Holders, under the Collateral Agreements or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect any security interest created under this Indenture, the Notes or any of the Collateral Agreements as intended by this Indenture, the Notes or any such Collateral Agreement.

        (c)   Annually, within thirty (30) days after January 1 of each year and beginning with the year 2005, the Issuers shall furnish to the Trustee, an Opinion of Counsel, dated as of such date, either (i) stating that: (A) in the opinion of such counsel, action has been taken with respect to the registering, recording, filing, re-recording, re-registering and refiling of this Indenture, and all supplemental indentures, financing statements, continuation statements and other documents, and delivery of all certificates, as are then necessary to perfect or continue the perfection of the security interests created by the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given; and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed and filed that are necessary as of such date and during the succeeding twenty-four (24) months fully to maintain, perfect or continue the perfection of such security interests under the Collateral Agreements with respect to the Collateral and to maintain, preserve, and protect the rights of the Holders and the Trustee hereunder and under the Collateral Agreements or (ii) stating that, in the opinion of such counsel, no such action is then necessary to perfect or continue the perfection of such security interests.

        SECTION 12.03. Release of Collateral.

        (a)   The Trustee shall not at any time release Collateral from the security interests created by the Collateral Agreements unless such release is in accordance with the provisions of this Indenture and the applicable Collateral Agreements.

        (b)   At any time when a Default or an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture and the Collateral Agreements shall be effective as against the Holders.

        (c)   The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Agreements. Except as provided by Section 12.04 below, to the extent applicable, the Issuers shall cause TIA Section 314(d) relating to the release of property from the security interests created by this Indenture and the Collateral Agreements to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Issuers, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. A Person is "independent" if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Issuers or in any Affiliate of the Issuers and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Issuers. The Trustee shall be entitled to receive and conclusively rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

        (d)   Notwithstanding any provision to the contrary herein, Collateral comprised of accounts receivable, inventory or (prior to the occurrence and during the continuance of an Event of Default) the proceeds of the foregoing shall be subject to release upon sales of such inventory and collection of the proceeds of such accounts receivable in the ordinary course of business. If requested in writing by the Issuers, the Trustee shall execute and deliver such documents, instruments or statements and to take such other action as the Issuers may reasonably request to evidence or confirm that the Collateral falling under this Section 12.03 and Section 12.04 below has been released from the Liens of each of the Collateral Agreements.

        SECTION 12.04. Disposition of Certain Collateral without Requesting Release.

        (a)   In the case of transactions permitted by Section 12.04(c) hereof, the Issuers shall deliver to the Trustee, within 15 days after the end of each of the six-month periods ended on June 30 and December 31 in each year, an Officers' Certificate to the effect that all transactions effected pursuant to Section 12.04(c) hereof during the preceding six-month period were made in the ordinary course of business and that all proceeds therefrom were used by the Issuers as permitted herein. The Issuers shall provide the Trustee with a copy of any exemption granted by the SEC and promptly inform the Trustee of any rescission or termination of, or amendment to such exemption.

        (b)   The fair value of Collateral released from the Liens granted under the Collateral Agreements pursuant to Section 12.04(c) hereof shall not be considered in determining whether the aggregate fair value of Collateral released from the Liens granted under the Collateral Agreements in any calendar year exceeds the 10% threshold specified in Section 314(d)(1) of the TIA; provided that the Issuers' right to rely on this sentence at any time is conditioned upon the Issuers having furnished to the Trustee all certificates described in Section 12.04(a) hereof that were required to be furnished to the Trustee at or prior to such time.

        (c)   As long as the Issuers are in compliance with the provisions of Section 12.04(a) hereof, the Issuers may, pursuant to and in accordance with this Indenture and the Collateral Agreements, without requesting the release or consent of the Trustee:

          (i)    sell or dispose of in the ordinary course of business free from the Liens granted under the Collateral Agreements, any machinery, equipment, furniture, apparatus, tools or implements, materials or supplies or other similar property ("Subject Property") which, in its reasonable opinion, may have become obsolete, worn-out, surplus or no longer used in the conduct of its businesses or the operation granted under the Collateral upon replacing the same with, or substituting for the same, new Subject Property constituting Collateral not necessarily of the same character but being of at least equal value and utility as the Subject Property so disposed of as long as such new Subject Property becomes subject to the Liens granted under the Collateral Agreements, which new subject Property shall without further action become Collateral subject to the Liens granted under the Collateral Agreements;

          (ii)   abandon, sell, assign, transfer, license or otherwise dispose of in the ordinary course of business any personal property the use of which is no longer necessary or desirable in the proper conduct of the business of the Issuers and the maintenance of its earnings and is not material to the conduct of the business of the Issuers and their Subsidiaries taken as a whole;

          (iii)  grant in the ordinary course of business, rights-of-way and easements over or in respect of any of the Issuers' real property, provided that such grant will not, in the reasonable opinion of the Issuers' Boards of Directors, impair the usefulness of such property in the conduct of the Issuers' business, and will not be prejudicial to the interests of the Holders;

          (iv)  sell, transfer or otherwise dispose of inventory in the ordinary course of business;

          (v)   sell, collect, liquidate, factor or otherwise dispose of Accounts (as defined in the Security Agreement) and accounts receivable in the ordinary course of business; and

          (vi)  make cash payments (including for the scheduled repayment of Indebtedness) from cash that is at any time part granted under the Collateral in the ordinary course of business that are not otherwise prohibited by this Indenture or any Collateral Agreement.

        (d)   To the extent the Issuers have not complied with Section 12.04(a) hereof, the Issuers shall not dispose of or transfer (by lease, assignment, sale or otherwise), in any transaction or any series of related transactions, Collateral pursuant to the provisions of Section 12.04(c) hereof with a fair value equal to 10% or more of the aggregate outstanding principal amount of the Notes (as determined in the good faith judgment of the Issuers and, if required by the TIA, an independent appraiser).

        SECTION 12.05. Specified Releases of Collateral.

        (a)   The Issuers and the Guarantors shall be entitled to obtain a full release of items of Collateral (the "Released Interests") from the security interests created by this Indenture, the Notes and the Collateral Agreements upon compliance with the conditions precedent set forth in Section 4.13, 8.01 or 8.02 of this Indenture and the applicable Collateral Agreements. So long as no Default or Event of Default exists, upon the request of the Issuers or any Guarantor and the furnishing of each of the items required by Section 12.04(b), the Trustee shall forthwith take such action (at the request of and the expense of the Issuers or such Guarantor, without recourse or warranty and without any representation of any kind), including the delivery of appropriate UCC-3 termination statements, to release and reconvey to such Issuer or such Guarantor all of the Released Interests, and shall deliver such Released Interests in its possession to such Issuer or such Guarantor.

        (b)   So long as no Default or Event of Default exists, the Issuers and the Guarantors shall be entitled to obtain a release of, and the Trustee shall release, the Released Interests upon compliance with the condition precedent that such Issuer or such Guarantor shall have satisfied all applicable conditions precedent to any such release set forth in this Indenture and the applicable Collateral Agreements as set forth in an Officers' Certificate and an Opinion of Counsel delivered to the Trustee and shall have delivered to the Trustee the following, as applicable:

          (i)    in connection with release of Collateral resulting from an Asset Sale under Section 4.13, notice from the Issuers requesting the release of Released Interests: (A) describing the proposed Released Interests; (B) specifying the estimated value of such Released Interests on a date within sixty (60) days of such notice (the "Valuation Date"); (C) stating that the purchase price received is at least equal to the fair market value of the Released Interests; (D) stating that the release of such Released Interests, taking into account any concurrent replacement of such assets, would not be expected to interfere in any material respect with the Trustee's ability to realize the value of the remaining Collateral and shall not impair in any material respect the maintenance and operation of the remaining Collateral; and (E) certifying that such Asset Sale complies with the terms and conditions of this Indenture with respect thereto and the applicable Collateral Agreements with respect thereto;

          (ii)   in connection with release of Collateral resulting from an Asset Sale under Section 4.13, an Officers' Certificate of each Issuer stating that (A) such Asset Sale covers only the Released Interests and complies with the terms and conditions of this Indenture with respect to Asset Sales; (B) there is no Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale; (C) the release of the Collateral shall not result in a Default or Event of Default under this Indenture; and (D) all conditions precedent in this Indenture relating to the release in question have been or shall be complied with.

          (iii)  in connection with release of Collateral resulting from an Asset Sale under Section 4.13, the Net Cash Proceeds and other non-cash consideration from the Asset Sale required to be delivered to the Trustee pursuant to this Indenture;

          (iv)  to the extent required by the TIA, an Officers' Certificate of the Issuers and an Opinion of Counsel certifying that all conditions precedent to the release of the Released Interests have been met and that such release complies with the terms and conditions of this Indenture and the applicable Collateral Agreements; and

          (v)   all applicable certificates, opinions and other documentation required by the TIA or this Indenture, if any.

        If the Issuers or any Domestic Restricted Subsidiary engage in any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value of any Collateral of the type described in clause (a), (c), (d), (e), (f), (g), (h), (i), (j) or (k) of the proviso to the definition of the term "Asset Sale," the Liens of the Trustee on such Collateral shall automatically terminate and be released without any action by the Trustee, and the Trustee shall, at the sole cost and expense of the Issuers or such Domestic Restricted Subsidiary, execute and deliver to the Issuers or such Domestic Restricted Subsidiary such documents, without any representation, warranty or recourse of any kind whatsoever, as such Issuer or such Domestic Restricted Subsidiary shall reasonably request to effect or evidence such termination.

        SECTION 12.06. Release upon Satisfaction or Defeasance of all Outstanding Obligations.

        The Liens on, and pledges of, all Collateral will also be terminated and released without any action of the Trustee upon (i) payment in full of the principal of, premium, if any, on, accrued and unpaid interest and Additional Interest, if any, on the Notes and all other Obligations hereunder, the Guarantees and the Collateral Agreements that are due and payable at or prior to the time such principal, premium, if any, accrued and unpaid interest and Additional Interest, if any, are paid, (ii) a satisfaction and discharge of this Indenture as described above under Section 8.02 and (iii) the occurrence of a legal defeasance or covenant defeasance as described above under Section 8.01. The Trustee shall, at the sole cost and expense of the Issuers or such Domestic Restricted Subsidiary, execute and deliver to the Issuers or such Domestic Restricted Subsidiary such documents, without any representation, warranty or recourse of any kind whatsoever, as such Issuer or such Domestic Restricted Subsidiary shall reasonably request to effect or evidence such termination.

        SECTION 12.07. Form and Sufficiency of Release.

        In the event that the Issuers or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by such Issuer or such Guarantor, and such Issuer or such Guarantor requests the Trustee to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Agreements, the Trustee shall execute, acknowledge and deliver to the Issuers or such Guarantor (in proper form prepared by the Issuer or such Guarantor) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Agreements.

        SECTION 12.08. Purchaser Protected.

        No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Issuers be under any obligation to ascertain or inquire into the authority of the Issuers to make such sale or other disposition.

        SECTION 12.09. Authorization of Actions to Be Taken by the Trustee Under the Collateral Agreements.

        Subject to the provisions of the applicable Collateral Agreements, (a) the Trustee shall execute and deliver the Collateral Agreements and act in accordance with the terms thereof, (b) the Trustee may, in its sole discretion and without the consent of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Agreements and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Issuers and the Guarantors hereunder and under the Notes, the Guarantees and the Collateral Agreements and (c) the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Agreements or this Indenture, and suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders or the Trustee). Notwithstanding the foregoing, the Trustee may, at the expense of the Issuers, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, shall take such actions.

        SECTION 12.10. Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements.

        The Trustee is authorized to receive any funds for the benefit of itself and the Holders distributed under the Collateral Agreements to make further distributions of such funds to itself and the Holders in accordance with the provisions of Section 6.11 and the other provisions of this Indenture.

SIGNATURES

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

MRS. FIELDS FAMOUS BRANDS, LLC
By:	/s/ MICHAEL WARD Name: Michael Ward Title: Senior Vice President
MRS. FIELDS FINANCING COMPANY, INC.
By:	/s/ MICHAEL WARD Name: Michael Ward Title: Senior Vice President
GREAT AMERICAN COOKIE COMPANY FRANCHISING, LLC
By:	/s/ MICHAEL WARD Name: Michael Ward Title: Senior Vice President
MRS. FIELDS FRANCHISING, LLC
By:	/s/ MICHAEL WARD Name: Michael Ward Title: Senior Vice President
PRETZEL TIME FRANCHISING, LLC
By:	/s/ MICHAEL WARD Name: Michael Ward Title: Senior Vice President
PRETZELMAKER FRANCHISING, LLC
By:	/s/ MICHAEL WARD Name: Michael Ward Title: Senior Vice President
TCBY SYSTEMS, LLC
By:	/s/ MICHAEL WARD Name: Michael Ward Title: Senior Vice President
MRS. FIELDS GIFTS, INC.
By:	/s/ MICHAEL WARD Name: Michael Ward Title: Senior Vice President
THE MRS. FIELDS' BRAND, INC.
By:	/s/ MICHAEL WARD Name: Michael Ward Title: Senior Vice President
GREAT AMERICAN MANUFACTURING, LLC
By:	/s/ MICHAEL WARD Name: Michael Ward Title: Senior Vice President
MRS. FIELDS COOKIES AUSTRALIA
By:	/s/ MICHAEL WARD Name: Michael Ward Title: Senior Vice President
TCBY INTERNATIONAL, INC.
By:	/s/ MICHAEL WARD Name: Michael Ward Title: Senior Vice President
TCBY OF TEXAS, INC.
By:	/s/ MICHAEL WARD Name: Michael Ward Title: Senior Vice President
THE BANK OF NEW YORK, as Trustee
By:	/s/ MICHAEL PITFICK Name: Michael Pitfick Title: Assistant Vice President
THE BANK OF NEW YORK TRUST COMPANY, N.A., as Co-Trustee (Solely for the purpose of acknowledging its appointment under Section 7.13(a))
By:	Name: Title:

EXHIBIT A-1

[FORM OF 11 1/2% NOTE]

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

        THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY SHALL BE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

MRS. FIELDS FAMOUS BRANDS, LLC
MRS. FIELDS FINANCING COMPANY, INC.

11 1/2% SENIOR SECURED NOTES DUE 2011

CUSIP No.
No.	$

        Mrs. Fields Famous Brands, LLC, a Delaware limited liability company, and Mrs. Fields Financing Company, Inc., a Delaware corporation, for value received promise to pay to                        , or registered assigns, the principal sum of                        DOLLARS ($[            ]) on March 15, 2011.

        Interest Rate: 11 1/2%

        Interest Payment Dates: March 15 and September 15, commencing September 15.

        Record Dates: March 1 and September 1

        Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officer.

MRS. FIELDS FAMOUS BRANDS, LLC
By:	Name: Title:
MRS. FIELDS FINANCING COMPANY, INC.
By:	Name: Title:

Dated:            , 2004

TRUSTEE CERTIFICATE OF AUTHENTICATION

        This is one of the 11 1/2% Senior Secured Notes due 2011 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee
Dated: , 2004	By:	Authorized Signatory

(REVERSE OF SECURITY)

11 1/2% Senior Secured Note due 2011

        1.    Single Class of Notes.    The 11 1/2% Notes have the same terms as the 9% Notes, except that the 11 1/2% Notes bear a different interest rate and have different optional redemption premiums than the 9% Notes. The 11 1/2% Notes and the 9% Notes are treated as a single class for all purposes under the Indenture. The 11 1/2% Notes, together with the 9% Notes, are collectively referred to herein as the Notes.

        2.    Interest.    Mrs. Fields Famous Brands, LLC, a Delaware limited liability company (the "Company", which term includes any Successor Entity) and Mrs. Fields Financing Company, Inc., a Delaware corporation (the "Co-Issuer", together with the Company, the "Issuers"), promise to pay interest on the principal amount of this 11 1/2% Note at the rate per annum shown above. Interest on the 11 1/2% Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance. The Issuers will pay interest semi-annually in arrears on each Interest Payment Date, commencing September 15, 2004. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        3.    Method of Payment.    The Issuers shall pay interest on the 11 1/2% Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the 11 1/2% Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date. Holders must surrender 11 1/2% Notes to a Paying Agent to collect principal payments. The Issuers shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuers may pay principal and interest by check payable in such U.S. Legal Tender. The Issuers may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

        4.    Paying Agent and Registrar.    Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company may act as Paying Agent or Registrar.

        5.    Indenture.    The 11 1/2% Notes and the Guarantees were issued under an Indenture, dated as of March 16, 2004 (the "Indenture"), among the Issuers, the Guarantors named therein and the Trustee. The terms of the 11 1/2% Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the 11 1/2% Notes are subject to all such terms, and Holders of 11 1/2% Notes are referred to in the Indenture and the TIA for a statement of such terms. The 11 1/2% Notes are senior secured obligations of the Issuers. Each Holder, by accepting a 11 1/2% Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.

        6.    Redemption on or After March 15, 2008.

        (a)    Optional Redemption.    Except as described in Section 6(b), the 11 1/2% Notes are not redeemable before March 15, 2008. Thereafter, the Issuers may on any one or more occasions redeem the 11 1/2% Notes. The 11 1/2% Notes will be redeemed at their option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the aggregate principal amount thereof) if redeemed during the twelve-month period commencing on March 15 of the year set forth below:

Year	Percentage
2008	105.750%
2009	102.875%
2010 and each year thereafter	100.000%

        In addition, the Issuers must pay accrued and unpaid interest and Additional Interest, if any, on the aggregate principal amount of the Notes redeemed.

        (b)    Optional Redemption upon Equity Offerings.    At any time, or from time to time, on or prior to March 15, 2007, the Issuers may, at their option, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes ever issued under this Indenture. The 11 1/2% Notes will be redeemed at a redemption price of 111.500% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption, provided that:

          (1)   at least 65% of the original principal amount of Notes ever issued under this Indenture remains outstanding immediately after any such redemption; and

          (2)   the Issuers make such redemption not more than 120 days after the consummation of any such Equity Offering.

        (c)   Any redemption by the Issuers of the 11 1/2% Notes pursuant to Section 6(a) or 6(b) above will be on a pro rata basis with the 9% Notes.

        (d)    Notice of Redemption.    Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of 11 1/2% Notes to be redeemed at such Holder's registered address. If fewer than all of the Notes are to be redeemed, at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and appropriate; provided that no partial redemption will reduce the principal amount of a Note not redeemed to a denomination of less than $1,000; and provided, further, that any such partial redemption made with the proceeds of an Equity Offering will be made only on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the DTC or any other depository) unless such method is otherwise prohibited. Notes in denominations of $1,000 or more may be redeemed in part.

        Except as set forth in the Indenture, if monies for the redemption of the 11 1/2% Notes called for redemption shall have been deposited with the Paying Agent for redemption on such redemption date sufficient to pay such redemption price plus accrued and unpaid interest and Additional Interest, if any, the 11 1/2% Notes called for redemption will cease to bear interest from and after such redemption date, and the only remaining right of the Holders of such 11 1/2% Notes will be to receive payment of the redemption price plus accrued and unpaid interest and Additional Interest, if any, as of the redemption date upon surrender to the Paying Agent of the 11 1/2% Notes redeemed.

        7.    Offers to Purchase.

        Sections 4.11, 4.12 and 4.13 of the Indenture provide that upon the occurrence of a Change of Control, upon the Company having Excess Cash Flow and after certain Asset Sales and subject to further limitations contained therein, the Issuers will make an offer to purchase certain amounts of the 11 1/2% Notes in accordance with the procedures set forth in the Indenture.

        8.    Registration Rights.

        Pursuant to the Registration Rights Agreement among the Issuers, the Guarantors and the Initial Purchaser of the 11 1/2% Initial Notes, the Issuers will be obligated to consummate an exchange offer. Upon such exchange offering, the Holders of the 11 1/2% Initial Notes shall have the right, subject to compliance with securities laws, to exchange such 11 1/2% Initial Notes for 11 1/2% Senior Secured Notes due 2011, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the 11 1/2% Initial Notes. The Holders of the 11 1/2% Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

        9.    Denominations; Transfer; Exchange.

        The 11 1/2% Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer of or exchange of 11 1/2% Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any 11 1/2% Notes or portions thereof selected for redemption.

        10.    Persons Deemed Owners.

        The registered Holder of a 11 1/2% Note shall be treated as the owner of such 11 1/2% Note for all purposes.

        11.    Unclaimed Money.

        If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Issuers. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

        12.    Discharge Prior to Redemption or Maturity.

        If the Issuers at any time deposit with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the 11 1/2% Notes to redemption or Maturity and comply with the other provisions of the Indenture relating thereto, the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding 11 1/2% Notes, except for the rights of Holders to receive payments in respect of the principal of, and premium, if any, interest and Additional Interest, if any, on the 11 1/2% Notes when such payments are due from the deposits referred to above.

        13.    Amendment; Supplement; Waiver.

        Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, comply with the TIA, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

        14.    Restrictive Covenants.

        The Indenture imposes certain limitations on the ability of the Issuers and the Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, enter into Sale and Leaseback Transactions, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Issuers must annually report to the Trustee on compliance with such limitations.

        15.    Successors.

        When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the 11 1/2% Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

        16.    Defaults and Remedies.

        If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

        17.    Trustee Dealings with Issuers.

        Subject to the terms of the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 11 1/2% Notes and may otherwise deal with the Issuers, the Subsidiaries or their respective Affiliates as if it were not the Trustee.

        18.    No Recourse Against Others.

        No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Issuers or the Guarantors shall have any liability for any obligation of the Issuers under the 11 1/2% Notes, the Guarantees, the Collateral Agreements or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a 11 1/2% Note by accepting a 11 1/2% Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the 11 1/2% Notes.

        19.    Guarantees.

        Payment of principal and interest and Additional Interest, if any (including interest on overdue principal and overdue interest, if lawful), is unconditionally guaranteed, jointly and severally, by each of the Guarantors. In addition, the Obligations of the Co-Issuer under this Note and the Indenture are unconditionally guaranteed by the Company. In the event of a default by the Co-Issuer in the payment of its Obligations, the Holders may institute legal proceedings directly against the Company to enforce the foregoing guarantee without first proceeding against the Co-Issuer.

        20.    Authentication.

        This 11 1/2% Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this 11 1/2% Note.

        21.    Governing Law.

        THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS 11 1/2% NOTE, THE GUARANTEES, THE COLLATERAL AGREEMENTS AND THE INDENTURE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

        22.    Waiver of Jury Trial.

        Each of the parties hereto and the holders (by their acceptance of the 11 1/2% note) hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any action or proceeding arising out of or in connection with the indenture, this 11 1/2% note, the guarantees, the collateral agreements or the transactions contemplated by this indenture.

        23.    Abbreviations and Defined Terms.

        Customary abbreviations may be used in the name of a Holder of a 11 1/2% Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        The Issuers will furnish to any Holder of a 11 1/2% Note upon written request and without charge a copy of the Indenture. Requests may be made to: Mrs. Fields Famous Brands, LLC and Mrs. Fields Financing Company, Inc., 2855 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121-1050.

FORM OF GUARANTEE

        Each of the undersigned and their respective successors under the Indenture (collectively, the "Guarantors") has jointly and severally with each of the other Guarantors, irrevocably and unconditionally guaranteed, on a senior secured basis to the extent set forth in the Indenture, dated as of March 16, 2004, by and among the Issuers, the Guarantors and The Bank of New York as Trustee (the "Indenture"), (i) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the 11 1/2% Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest and Additional Interest, if any, on the 11 1/2% Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any 11 1/2% Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

        THE OBLIGATIONS OF THE UNDERSIGNED TO HOLDERS OF THE 11 1/2% NOTES AND TO THE TRUSTEE PURSUANT TO THIS NOTATION OF GUARANTEE (THE "GUARANTEE") AND THE INDENTURE ARE EXPRESSLY SET FORTH IN ARTICLE TEN OF THE INDENTURE AND REFERENCE IS HEREBY MADE TO THE INDENTURE FOR THE PRECISE TERMS OF THE GUARANTEE AND ALL OTHER PROVISIONS OF THE INDENTURE TO WHICH THE GUARANTEE RELATES. EACH HOLDER OF A 11 1/2% NOTE, BY ACCEPTING THE SAME, (A) AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS AND (B) APPOINTS THE TRUSTEE ATTORNEY-IN-FACT FOR SUCH HOLDER FOR SUCH PURPOSES.

        This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

        IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

GREAT AMERICAN COOKIE COMPANY FRANCHISING, LLC
By:	Name: Title:
MRS. FIELDS FRANCHISING, LLC
By:	Name: Title:
PRETZEL TIME FRANCHISING, LLC
By:	Name: Title:
PRETZELMAKER FRANCHISING, LLC
By:	Name: Title:
TCBY SYSTEMS, LLC
By:	Name: Title:
MRS. FIELDS GIFTS, INC.
By:	Name: Title:
THE MRS. FIELDS' BRAND, INC.
By:	Name: Title:
GREAT AMERICAN MANUFACTURING, LLC
By:	Name: Title:
MRS. FIELDS COOKIES AUSTRALIA
By:	Name: Title:
TCBY INTERNATIONAL, INC.
By:	Name: Title:
TCBY OF TEXAS, INC.
By:	Name: Title:

ASSIGNMENT FORM

        If you the Holder want to assign this 11 1/2% Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this 11 1/2% Note to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)

and irrevocably appoint                                                 agent to transfer this 11 1/2% Note on the books of the Issuers. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this 11 1/2% Note)
Signature Guarantee:

        In connection with any transfer of this 11 1/2% Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this 11 1/2% Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) March 16, 2006, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this 11 1/2% Note is being transferred:

[Check One]

(1)	to the Issuers or a subsidiary thereof; or
(2)	pursuant to and in compliance with Rule 144A under the Securities Act; or
(3)
to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or
(4)	outside the United States to a person other than a "U.S. person" in compliance with Rule 904 of Regulation S under the Securities Act; or
(5)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or
(6)	pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the 11 1/2% Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Issuers or the Trustee may require, prior to registering any such transfer of the 11 1/2% Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the either Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

        If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this 11 1/2% Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this 11 1/2% Note)
Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

        The undersigned represents and warrants that it is purchasing this 11 1/2% Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

[OPTION OF HOLDER TO ELECT PURCHASE]

        If you want to elect to have this 11 1/2% Note purchased by the Issuers pursuant to Section 4.11, 4.12 or 4.13 of the Indenture, check the appropriate box:

          Section 4.11 ☐

          Section 4.12 ☐

          Section 4.13 ☐

        If you want to elect to have only part of this 11 1/2% Note purchased by the Issuers pursuant to Section 4.11, 4.12 or 4.13 of the Indenture, state the amount you elect to have purchased:

$

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within 11 1/2% Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.
Signature Guarantee:

EXHIBIT A-2

[FORM OF 9% NOTE]

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

        THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY SHALL BE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

MRS. FIELDS FAMOUS BRANDS, LLC
MRS. FIELDS FINANCING COMPANY, INC.

9% SENIOR SECURED NOTES DUE 2011

CUSIP No.
No.	$

        Mrs. Fields Famous Brands, LLC, a Delaware limited liability company, and Mrs. Fields Financing Company, Inc., a Delaware corporation, for value received promise to pay to                        , or registered assigns, the principal sum of                        DOLLARS ($[            ]) on March 15, 2011.

        Interest Rate: 9%

        Interest Payment Dates: March 15 and September 15, commencing September 15.

        Record Dates: March 1 and September 1

        Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officer.

MRS. FIELDS FAMOUS BRANDS, LLC
By:	Name: Title:
MRS. FIELDS FINANCING COMPANY, INC.
By:	Name: Title:

Dated:            , 2004

TRUSTEE CERTIFICATE OF AUTHENTICATION

        This is one of the 9% Senior Secured Notes due 2011 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee
Dated: , 2004	By:	Authorized Signatory

(REVERSE OF SECURITY)

9% Senior Secured Note due 2011

        1.    Single Class of Notes.    The 9% Notes have the same terms as the 11 1/2% Notes, except that the 9% Notes bear a different interest rate and have different optional redemption premiums than the 11 1/2% Notes. The 9% Notes and the 11 1/2% Notes are treated as a single class for all purposes under the Indenture. The 9% Notes, together with the 11 1/2% Notes, are collectively referred to herein as the Notes.

        2.    Interest.

        Mrs. Fields Famous Brands, LLC, a Delaware limited liability company (the "Company", which term includes any Successor Entity) and Mrs. Fields Financing Company, Inc., a Delaware corporation (the "Co-Issuer", together with the Company, the "Issuers"), promise to pay interest on the principal amount of this 9% Note at the rate per annum shown above. Interest on the 9% Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance. The Issuers will pay interest semi-annually in arrears on each Interest Payment Date, commencing September 15, 2004. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        3.    Method of Payment.

        The Issuers shall pay interest on the 9% Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the 9% Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date. Holders must surrender 9% Notes to a Paying Agent to collect principal payments. The Issuers shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuers may pay principal and interest by check payable in such U.S. Legal Tender. The Issuers may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

        4.    Paying Agent and Registrar.

        Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company may act as Paying Agent or Registrar.

        5.    Indenture.

        The 9% Notes and the Guarantees were issued under an Indenture, dated as of March 16, 2004 (the "Indenture"), among the Issuers, the Guarantors named therein and the Trustee. The terms of the 9% Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the 9% Notes are subject to all such terms, and Holders of 9% Notes are referred to in the Indenture and the TIA for a statement of such terms. The 9% Notes are senior secured obligations of the Issuers. Each Holder, by accepting a 9% Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.

        6.    Redemption on or After March 15, 2008.

        (a)    Optional Redemption.    Except as described in Section 6(b), the 9% Notes are not redeemable before March 15, 2008. Thereafter, the Issuers may on any one or more occasions redeem the 9% Notes. The 9% Notes will be redeemed at their option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the aggregate principal amount thereof) if redeemed during the twelve-month period commencing on March 15 of the year set forth below:

Year	Percentage
2008	104.500%
2009	102.250%
2010 and each year thereafter	100.000%

        In addition, the Issuers must pay accrued and unpaid interest and Additional Interest, if any, on the aggregate principal amount of the Notes redeemed.

        (b)    Optional Redemption upon Equity Offerings.    At any time, or from time to time, on or prior to March 15, 2007, the Issuers may, at their option, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes ever issued under this Indenture. The 9% Notes will be redeemed at a redemption price of 109.000% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption, provided that:

          (1)   at least 65% of the original principal amount of Notes ever issued under this Indenture remains outstanding immediately after any such redemption; and

          (2)   the Issuers make such redemption not more than 120 days after the consummation of any such Equity Offering.

        (c)   Any redemption by the Issuers of the 9% Notes pursuant to Section 6(a) or 6(b) above will be on a pro rata basis with the 11 1/2% Notes.

        (d)    Notice of Redemption.    Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of 9% Notes to be redeemed at such Holder's registered address. If fewer than all of the Notes are to be redeemed, at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and appropriate; provided that no partial redemption will reduce the principal amount of a Note not redeemed to a denomination of less than $1,000; and provided, further, that any such partial redemption made with the proceeds of an Equity Offering will be made only on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the DTC or any other depository) unless such method is otherwise prohibited. Notes in denominations of $1,000 or more may be redeemed in part.

        Except as set forth in the Indenture, if monies for the redemption of the 9% Notes called for redemption shall have been deposited with the Paying Agent for redemption on such redemption date sufficient to pay such redemption price plus accrued and unpaid interest and Additional Interest, if any, the 9% Notes called for redemption will cease to bear interest from and after such redemption date, and the only remaining right of the Holders of such 9% Notes will be to receive payment of the redemption price plus accrued and unpaid interest and Additional Interest, if any, as of the redemption date upon surrender to the Paying Agent of the 9% Notes redeemed.

        7.    Offers to Purchase.

        Sections 4.11, 4.12 and 4.13 of the Indenture provide that upon the occurrence of a Change of Control, upon the Company having Excess Cash Flow and after certain Asset Sales and subject to further limitations contained therein, the Issuers will make an offer to purchase certain amounts of the 9% Notes in accordance with the procedures set forth in the Indenture.

        8.    Registration Rights.

        The Issuers and the Guarantors have entered into a Registration Rights Agreement dated March 16, 2004 for the benefit of the Holders of the 9% Notes. Holders of the 9% Notes will become parties to the Registration Rights Agreement upon their acquisition of such 9% Notes, with the same effect as if they were signatories thereto, and will have the right to enforce the Registration Rights Agreement according to its terms. Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors will be obligated to consummate an exchange offer. Upon such exchange offering, the Holders of the 9% Initial Notes shall have the right, subject to compliance with securities laws, to exchange such 9% Initial Notes for 9% Senior Secured Notes due 2011, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the 9% Initial Notes. The Holders of the 9% Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

        9.    Denominations; Transfer; Exchange.

        The 9% Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer of or exchange of 9% Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any 9% Notes or portions thereof selected for redemption.

        10.    Persons Deemed Owners.

        The registered Holder of a 9% Note shall be treated as the owner of the 9% Notes for all purposes.

        11.    Unclaimed Money.

        If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Issuers. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

        12.    Discharge Prior to Redemption or Maturity.

        If the Issuers at any time deposit with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the 9% Notes to redemption or Maturity and comply with the other provisions of the Indenture relating thereto, the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding 9% Notes, except for the rights of Holders to receive payments in respect of the principal of, and premium, if any, interest and Additional Interest, if any, on the 9% Notes when such payments are due from the deposits referred to above.

        13.    Amendment; Supplement; Waiver.

        Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, comply with the TIA, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

        14.    Restrictive Covenants.

        The Indenture imposes certain limitations on the ability of the Issuers and the Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, enter into Sale and Leaseback Transactions, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Issuers must annually report to the Trustee on compliance with such limitations.

        15.    Successors.

        When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the 9% Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

        16.    Defaults and Remedies.

        If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

        17.    Trustee Dealings with Issuers.

        Subject to the terms of the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 9% Notes and may otherwise deal with the Issuers, the Subsidiaries or their respective Affiliates as if it were not the Trustee.

        18.    No Recourse Against Others.

        No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Issuers or the Guarantors shall have any liability for any obligation of the Issuers under the 9% Notes, the Guarantees, the Collateral Agreements or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a 9% Note by accepting a 9% Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the 9% Notes.

        19.    Guarantees.

        Payment of principal and interest and Additional Interest, if any (including interest on overdue principal and overdue interest, if lawful), is unconditionally guaranteed, jointly and severally, by each of the Guarantors. In addition, the Obligations of the Co-Issuer under this Note and the Indenture are unconditionally guaranteed by the Company. In the event of a default by the Co-Issuer in the payment of its Obligations, the Holders may institute legal proceedings directly against the Company to enforce the foregoing guarantee without first proceeding against the Co-Issuer.

        20.    Authentication.

        This 9% Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this 9% Note.

        21.    Governing Law.

        THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS 9% NOTE, THE GUARANTEES, THE COLLATERAL AGREEMENTS AND THE INDENTURE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

        22.    Waiver of Jury Trial.

        Each of the parties hereto and the holders (by their acceptance of the 9% note) hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any action or proceeding arising out of or in connection with the indenture, this 9% note, the guarantees, the collateral agreements or the transactions contemplated by this indenture.

        23.    Abbreviations and Defined Terms.

        Customary abbreviations may be used in the name of a Holder of a 9% Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        The Issuers will furnish to any Holder of a 9% Note upon written request and without charge a copy of the Indenture. Requests may be made to: Mrs. Fields Famous Brands, LLC and Mrs. Fields Financing Company, Inc., 2855 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121-1050.

FORM OF GUARANTEE

        Each of the undersigned and their respective successors under the Indenture (collectively, the "Guarantors") has jointly and severally with each of the other Guarantors, irrevocably and unconditionally guaranteed, on a senior secured basis to the extent set forth in the Indenture, dated as of March 16, 2004, by and among the Issuers, the Guarantors and The Bank of New York as Trustee (the "Indenture"), (i) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the 9% Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest and Additional Interest, if any, on the 9% Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any 9% Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

        THE OBLIGATIONS OF THE UNDERSIGNED TO HOLDERS OF THE 9% NOTES AND TO THE TRUSTEE PURSUANT TO THIS NOTATION OF GUARANTEE (THE "GUARANTEE") AND THE INDENTURE ARE EXPRESSLY SET FORTH IN ARTICLE TEN OF THE INDENTURE AND REFERENCE IS HEREBY MADE TO THE INDENTURE FOR THE PRECISE TERMS OF THE GUARANTEE AND ALL OTHER PROVISIONS OF THE INDENTURE TO WHICH THE GUARANTEE RELATES. EACH HOLDER OF A 9% NOTE, BY ACCEPTING THE SAME, (A) AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS AND (B) APPOINTS THE TRUSTEE ATTORNEY-IN-FACT FOR SUCH HOLDER FOR SUCH PURPOSES.

        This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

        IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

GREAT AMERICAN COOKIE COMPANY FRANCHISING, LLC
By:	Name: Title:
MRS. FIELDS FRANCHISING, LLC
By:	Name: Title:
PRETZEL TIME FRANCHISING, LLC
By:	Name: Title:
PRETZELMAKER FRANCHISING, LLC
By:	Name: Title:
TCBY SYSTEMS, LLC
By:	Name: Title:
MRS. FIELDS GIFTS, INC.
By:	Name: Title:
THE MRS. FIELDS' BRAND, INC.
By:	Name: Title:
GREAT AMERICAN MANUFACTURING, LLC
By:	Name: Title:
MRS. FIELDS COOKIES AUSTRALIA
By:	Name: Title:
TCBY INTERNATIONAL, INC.
By:	Name: Title:
TCBY OF TEXAS, INC.
By:	Name: Title:

ASSIGNMENT FORM

        If you the Holder want to assign this 9% Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this 9% Note to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)

and irrevocably appoint                                                 agent to transfer this 9% Note on the books of the Issuers. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this 9% Note)
Signature Guarantee:

        In connection with any transfer of this 9% Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this 9% Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) March 16, 2006, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this 9% Note is being transferred:

[Check One]

(1)	to the Issuers or a subsidiary thereof; or
(2)	pursuant to and in compliance with Rule 144A under the Securities Act; or
(3)
to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or
(4)	outside the United States to a person other than a "U.S. person" in compliance with Rule 904 of Regulation S under the Securities Act; or
(5)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or
(6)	pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the 9% Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Issuers or the Trustee may require, prior to registering any such transfer of the 9% Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the either Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

        If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this 9% Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this 9% Note)
Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

        The undersigned represents and warrants that it is purchasing this 9% Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

[OPTION OF HOLDER TO ELECT PURCHASE]

        If you want to elect to have this 9% Note purchased by the Issuers pursuant to Section 4.11, 4.12 or 4.13 of the Indenture, check the appropriate box:

          Section 4.11 ☐

          Section 4.12 ☐

          Section 4.13 ☐

        If you want to elect to have only part of this 9% Note purchased by the Issuers pursuant to Section 4.11, 4.12 or 4.13 of the Indenture, state the amount you elect to have purchased:

$

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within 9% Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.
Signature Guarantee:

EXHIBIT B-1

[FORM OF 11 1/2% EXCHANGE NOTE]

MRS. FIELDS FAMOUS BRANDS, LLC
MRS. FIELDS FINANCING COMPANY, INC.

11 1/2% SENIOR SECURED NOTES DUE 2011

CUSIP No.
No.	$

        Mrs. Fields Famous Brands, LLC, a Delaware limited liability company, and Mrs. Fields Financing Company, Inc., a Delaware corporation, for value received promise to pay to                        , or registered assigns, the principal sum of                        DOLLARS ($[            ]) on March 15, 2011.

        Interest Rate: 11 1/2%

        Interest Payment Dates: March 15 and September 15, commencing September 15.

        Record Dates: March 1 and September 1

        Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officer.

MRS. FIELDS FAMOUS BRANDS, LLC
By:	Name: Title:
MRS. FIELDS FINANCING COMPANY, INC.
By:	Name: Title:

Dated:            , 2004

TRUSTEE CERTIFICATE OF AUTHENTICATION

        This is one of the 11 1/2% Senior Secured Notes due 2011 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee
Dated: , 2004	By:	Authorized Signatory

(REVERSE OF SECURITY)

11 1/2% Senior Secured Note due 2011

        1.    Single Class of Notes.

        The 11 1/2% Notes have the same terms as the 9% Notes, except that the 11 1/2% Notes bear a different interest rate and have different optional redemption premiums than the 9% Notes. The 11 1/2% Notes and the 9% Notes are treated as a single class for all purposes under the Indenture. The 11 1/2% Notes, together with the 9% Notes, are collectively referred to herein as the Notes.

        2.    Interest.

        Mrs. Fields Famous Brands, LLC, a Delaware limited liability company (the "Company", which term includes any Successor Entity) and Mrs. Fields Financing Company, Inc., a Delaware corporation (the "Co-Issuer", together with the Company, the "Issuers"), promise to pay interest on the principal amount of this 11 1/2% Note at the rate per annum shown above. Interest on the 11 1/2% Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance. The Issuers will pay interest semi-annually in arrears on each Interest Payment Date, commencing September 15, 2004. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        3.    Method of Payment.

        The Issuers shall pay interest on the 11 1/2% Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the 11 1/2% Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date. Holders must surrender 11 1/2% Notes to a Paying Agent to collect principal payments. The Issuers shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuers may pay principal and interest by check payable in such U.S. Legal Tender. The Issuers may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

        4.    Paying Agent and Registrar.

        Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company may act as Paying Agent or Registrar.

        5.    Indenture.

        The 11 1/2% Notes and the Guarantees were issued under an Indenture, dated as of March 16, 2004 (the "Indenture"), among the Issuers, the Guarantors named therein and the Trustee. The terms of the 11 1/2% Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the 11 1/2% Notes are subject to all such terms, and Holders of 11 1/2% Notes are referred to in the Indenture and the TIA for a statement of such terms. The 11 1/2% Notes are senior secured obligations of the Issuers. Each Holder, by accepting a 11 1/2% Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.

        6.    Redemption on or After March 15, 2008.

        (a)    Optional Redemption.    Except as described in Section 6(b), the 11 1/2% Notes are not redeemable before March 15, 2008. Thereafter, the Issuers may on any one or more occasions redeem the 11 1/2% Notes. The 11 1/2% Notes will be redeemed at their option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the aggregate principal amount thereof) if redeemed during the twelve-month period commencing on March 15 of the year set forth below:

Year	Percentage
2008	105.750%
2009	102.975%
2010 and each year thereafter	100.000%

        In addition, the Issuers must pay accrued and unpaid interest and Additional Interest, if any, on the aggregate principal amount of the Notes redeemed.

        (b)    Optional Redemption upon Equity Offerings.    At any time, or from time to time, on or prior to March 15, 2007, the Issuers may, at their option, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes ever issued under this Indenture. The 11 1/2% Notes will be redeemed at a redemption price of 111.500% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption, provided that:

          (1)   at least 65% of the original principal amount of Notes ever issued under this Indenture remains outstanding immediately after any such redemption; and

          (2)   the Issuers make such redemption not more than 120 days after the consummation of any such Equity Offering.

        (c)   Any redemption by the Issuers of the 11 1/2% Notes pursuant to Section 6(a) or 6(b) above will be on a pro rata basis with the 9% Notes.

        (d)    Notice of Redemption.    Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of 11 1/2% Notes to be redeemed at such Holder's registered address. If fewer than all of the Notes are to be redeemed, at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and appropriate; provided that no partial redemption will reduce the principal amount of a Note not redeemed to a denomination of less than $1,000; and provided, further, that any such partial redemption made with the proceeds of an Equity Offering will be made only on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the DTC or any other depository) unless such method is otherwise prohibited. Notes in denominations of $1,000 or more may be redeemed in part.

        Except as set forth in the Indenture, if monies for the redemption of the 11 1/2% Notes called for redemption shall have been deposited with the Paying Agent for redemption on such redemption date sufficient to pay such redemption price plus accrued and unpaid interest and Additional Interest, if any, the 11 1/2% Notes called for redemption will cease to bear interest from and after such redemption date, and the only remaining right of the Holders of such 11 1/2% Notes will be to receive payment of the redemption price plus accrued and unpaid interest and Additional Interest, if any, as of the redemption date upon surrender to the Paying Agent of the 11 1/2% Notes redeemed.

        7.    Offers to Purchase.

        Sections 4.11, 4.12 and 4.13 of the Indenture provide that upon the occurrence of a Change of Control, upon the Company having Excess Cash Flow and after certain Asset Sales and subject to further limitations contained therein, the Issuers will make an offer to purchase certain amounts of the 11 1/2% Notes in accordance with the procedures set forth in the Indenture.

        8.    Denominations; Transfer; Exchange.

        The 11 1/2% Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer of or exchange of 11 1/2% Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any 11 1/2% Notes or portions thereof selected for redemption.

        9.    Persons Deemed Owners.

        The registered Holder of a 11 1/2% Note shall be treated as the owner of the 11 1/2% Note for all purposes.

        10.    Unclaimed Money.

        If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Issuers. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

        11.    Discharge Prior to Redemption or Maturity.

        If the Issuers at any time deposit with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the 11 1/2% Notes to redemption or Maturity and comply with the other provisions of the Indenture relating thereto, the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding 11 1/2% Notes, except for the rights of Holders to receive payments in respect of the principal of, and premium, if any, interest and Additional Interest, if any, on the 11 1/2% Notes when such payments are due from the deposits referred to above.

        12.    Amendment; Supplement; Waiver.

        Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, comply with the TIA, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

        13.    Restrictive Covenants.

        The Indenture imposes certain limitations on the ability of the Issuers and the Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, enter into Sale and Leaseback Transactions, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Issuers must annually report to the Trustee on compliance with such limitations.

        14.    Successors.

        When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the 11 1/2% Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

        15.    Defaults and Remedies.

        If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

        16.    Trustee Dealings with Issuers.

        Subject to the terms of the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 11 1/2% Notes and may otherwise deal with the Issuers, the Subsidiaries or their respective Affiliates as if it were not the Trustee.

        17.    No Recourse Against Others.

        No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Issuers or the Guarantors shall have any liability for any obligation of the Issuers under the 11 1/2% Notes, the Guarantees, the Collateral Agreements or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a 11 1/2% Note by accepting a 11 1/2% Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the 11 1/2% Notes.

        18.    Guarantees.

        Payment of principal and interest and Additional Interest, if any (including interest on overdue principal and overdue interest, if lawful), is unconditionally guaranteed, jointly and severally, by each of the Guarantors. In addition, the Obligations of the Co-Issuer under this Note and the Indenture are unconditionally guaranteed by the Company. In the event of a default by the Co-Issuer in the payment of its Obligations, the Holders may institute legal proceedings directly against the Company to enforce the foregoing guarantee without first proceeding against the Co-Issuer.

        19.    Authentication.

        This 11 1/2% Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this 11 1/2% Note.

        20.    Governing Law.

        THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS 11 1/2% NOTE, THE GUARANTEES, THE COLLATERAL AGREEMENTS AND THE INDENTURE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

        21.    Waiver of Jury Trial.

        Each of the parties hereto and the holders (by their acceptance of the 11 1/2% note) hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any action or proceeding arising out of or in connection with the indenture, this 11 1/2% note, the guarantees, the collateral agreements or the transactions contemplated by this indenture.

        22.    Abbreviations and Defined Terms.

        Customary abbreviations may be used in the name of a Holder of a 11 1/2% Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        The Issuers will furnish to any Holder of a 11 1/2% Note upon written request and without charge a copy of the Indenture. Requests may be made to: Mrs. Fields Famous Brands, LLC and Mrs. Fields Financing Company, Inc., 2855 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121-1050.

FORM OF GUARANTEE

        Each of the undersigned and their respective successors under the Indenture (collectively, the "Guarantors") has jointly and severally with each of the other Guarantors, irrevocably and unconditionally guaranteed, on a senior secured basis to the extent set forth in the Indenture, dated as of March 16, 2004, by and among the Issuers, the Guarantors and The Bank of New York as Trustee (the "Indenture"), (i) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the 11 1/2% Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest and Additional Interest, if any, on the 11 1/2% Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any 11 1/2% Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

        THE OBLIGATIONS OF THE UNDERSIGNED TO HOLDERS OF THE 11 1/2% NOTES AND TO THE TRUSTEE PURSUANT TO THIS NOTATION OF GUARANTEE (THE "GUARANTEE") AND THE INDENTURE ARE EXPRESSLY SET FORTH IN ARTICLE TEN OF THE INDENTURE AND REFERENCE IS HEREBY MADE TO THE INDENTURE FOR THE PRECISE TERMS OF THE GUARANTEE AND ALL OTHER PROVISIONS OF THE INDENTURE TO WHICH THE GUARANTEE RELATES. EACH HOLDER OF A 11 1/2% NOTE, BY ACCEPTING THE SAME, (A) AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS AND (B) APPOINTS THE TRUSTEE ATTORNEY-IN-FACT FOR SUCH HOLDER FOR SUCH PURPOSES.

        This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

        IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

GREAT AMERICAN COOKIE COMPANY FRANCHISING, LLC
By:	Name: Title:
MRS. FIELDS FRANCHISING, LLC
By:	Name: Title:
PRETZEL TIME FRANCHISING, LLC
By:	Name: Title:
PRETZELMAKER FRANCHISING, LLC
By:	Name: Title:
TCBY SYSTEMS, LLC
By:	Name: Title:
MRS. FIELDS GIFTS, INC.
By:	Name: Title:
THE MRS. FIELDS' BRAND, INC.
By:	Name: Title:
GREAT AMERICAN MANUFACTURING, LLC
By:	Name: Title:
MRS. FIELDS COOKIES AUSTRALIA
By:	Name: Title:
TCBY INTERNATIONAL, INC.
By:	Name: Title:
TCBY OF TEXAS, INC.
By:	Name: Title:

ASSIGNMENT FORM

        If you the Holder want to assign this 11 1/2% Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this 11 1/2% Note to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)

and irrevocably appoint                                                 agent to transfer this 11 1/2% Note on the books of the Issuers. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this 11 1/2% Note)
Signature Guarantee:

[OPTION OF HOLDER TO ELECT PURCHASE]

        If you want to elect to have this 11 1/2% Note purchased by the Issuers pursuant to Section 4.11, 4.12 or 4.13 of the Indenture, check the appropriate box:

          Section 4.11 ☐

          Section 4.12 ☐

          Section 4.13 ☐

        If you want to elect to have only part of this 11 1/2% Note purchased by the Issuers pursuant to Section 4.11, 4.12 or 4.13 of the Indenture, state the amount you elect to have purchased:

$

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within 11 1/2% Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.
Signature Guarantee:

EXHIBIT B-2

[FORM OF 9% EXCHANGE NOTE]

MRS. FIELDS FAMOUS BRANDS, LLC
MRS. FIELDS FINANCING COMPANY, INC.

9% SENIOR SECURED NOTES DUE 2011

CUSIP No.
No.	$

        Mrs. Fields Famous Brands, LLC, a Delaware limited liability company, and Mrs. Fields Financing Company, Inc., a Delaware corporation, for value received promise to pay to                        , or registered assigns, the principal sum of                        DOLLARS ($[            ]) on March 15, 2011.

        Interest Rate: 9%

        Interest Payment Dates: March 15 and September 15, commencing September 15.

        Record Dates: March 1 and September 1

        Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officer.

MRS. FIELDS FAMOUS BRANDS, LLC
By:	Name: Title:
MRS. FIELDS FINANCING COMPANY, INC.
By:	Name: Title:

Dated:            , 2004

TRUSTEE CERTIFICATE OF AUTHENTICATION

        This is one of the 9% Senior Secured Notes due 2011 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee
Dated: , 2004	By:	Authorized Signatory

(REVERSE OF SECURITY)

9% Senior Secured Note due 2011

        1.    Single Class of Notes.

        The 9% Notes have the same terms as the 11 1/2% Notes, except that the 9% Notes bear a different interest rate and have different optional redemption premiums than the 11 1/2% Notes. The 9% Notes and the 11 1/2% Notes are treated as a single class for all purposes under the Indenture. The 9% Notes, together with the 11 1/2% Notes, are collectively referred to herein as the Notes.

        2.    Interest.

        Mrs. Fields Famous Brands, LLC, a Delaware limited liability company (the "Company", which term includes any Successor Entity) and Mrs. Fields Financing Company, Inc., a Delaware corporation (the "Co-Issuer", together with the Company, the "Issuers"), promise to pay interest on the principal amount of this 9% Note at the rate per annum shown above. Interest on the 9% Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance. The Issuers will pay interest semi-annually in arrears on each Interest Payment Date, commencing September 15, 2004. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        3.    Method of Payment.

        The Issuers shall pay interest on the 9% Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the 9% Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date. Holders must surrender 9% Notes to a Paying Agent to collect principal payments. The Issuers shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuers may pay principal and interest by check payable in such U.S. Legal Tender. The Issuers may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

        4.    Paying Agent and Registrar.

        Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company may act as Paying Agent or Registrar.

        5.    Indenture.

        The 9% Notes and the Guarantees were issued under an Indenture, dated as of March 16, 2004 (the "Indenture"), among the Issuers, the Guarantors named therein and the Trustee. The terms of the 9% Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the 9% Notes are subject to all such terms, and Holders of 9% Notes are referred to in the Indenture and the TIA for a statement of such terms. The 9% Notes are senior secured obligations of the Issuers. Each Holder, by accepting a 9% Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.

        6.    Redemption on or After March 15, 2008.

        (a)    Optional Redemption.    Except as described in Section 6(b), the 9% Notes are not redeemable before March 15, 2008. Thereafter, the Issuers may on any one or more occasions redeem the 9% Notes. The 9% Notes will be redeemed at their option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the aggregate principal amount thereof) if redeemed during the twelve-month period commencing on March 15 of the year set forth below:

Year	Percentage
2008	104.500%
2009	102.250%
2010 and each year thereafter	100.000%

        In addition, the Issuers must pay accrued and unpaid interest and Additional Interest, if any, on the aggregate principal amount of the Notes redeemed.

        (b)    Optional Redemption upon Equity Offerings.    At any time, or from time to time, on or prior to March 15, 2007, the Issuers may, at their option, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes ever issued under this Indenture. The 9% Notes will be redeemed at a redemption price of 109.000% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption, provided that:

          (1)   at least 65% of the original principal amount of Notes ever issued under this Indenture remains outstanding immediately after any such redemption; and

          (2)   the Issuers make such redemption not more than 120 days after the consummation of any such Equity Offering.

        (c)   Any redemption by the Issuers of the 9% Notes pursuant to Section 6(a) or 6(b) above will be on a pro rata basis with the 11 1/2% Notes.

        (d)    Notice of Redemption.    Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of 9% Notes to be redeemed at such Holder's registered address. If fewer than all of the Notes are to be redeemed, at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and appropriate; provided that no partial redemption will reduce the principal amount of a Note not redeemed to a denomination of less than $1,000; and provided, further, that any such partial redemption made with the proceeds of an Equity Offering will be made only on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the DTC or any other depository) unless such method is otherwise prohibited. Notes in denominations of $1,000 or more may be redeemed in part.

        Except as set forth in the Indenture, if monies for the redemption of the 9% Notes called for redemption shall have been deposited with the Paying Agent for redemption on such redemption date sufficient to pay such redemption price plus accrued and unpaid interest and Additional Interest, if any, the 9% Notes called for redemption will cease to bear interest from and after such redemption date, and the only remaining right of the Holders of such 9% Notes will be to receive payment of the redemption price plus accrued and unpaid interest and Additional Interest, if any, as of the redemption date upon surrender to the Paying Agent of the 9% Notes redeemed.

        7.    Offers to Purchase.

        Sections 4.11, 4.12 and 4.13 of the Indenture provide that upon the occurrence of a Change of Control, upon the Company having Excess Cash Flow and after certain Asset Sales and subject to further limitations contained therein, the Issuers will make an offer to purchase certain amounts of the 9% Notes in accordance with the procedures set forth in the Indenture.

        8.    Denominations; Transfer; Exchange.

        The 9% Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer of or exchange of 9% Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any 9% Notes or portions thereof selected for redemption.

        9.    Persons Deemed Owners.

        The registered Holder of a 9% Note shall be treated as the owner of the 9% Note for all purposes.

        10.    Unclaimed Money.

        If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Issuers. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

        11.    Discharge Prior to Redemption or Maturity.

        If the Issuers at any time deposit with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the 9% Notes to redemption or Maturity and comply with the other provisions of the Indenture relating thereto, the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding 9% Notes, except for the rights of Holders to receive payments in respect of the principal of, and premium, if any, interest and Additional Interest, if any, on the 9% Notes when such payments are due from the deposits referred to above.

        12.    Amendment; Supplement; Waiver.

        Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, comply with the TIA, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

        13.    Restrictive Covenants.

        The Indenture imposes certain limitations on the ability of the Issuers and the Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, enter into Sale and Leaseback Transactions, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Issuers must annually report to the Trustee on compliance with such limitations.

        14.    Successors.

        When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the 9% Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

        15.    Defaults and Remedies.

        If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

        16.    Trustee Dealings with Issuers.

        Subject to the terms of the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 9% Notes and may otherwise deal with the Issuers, the Subsidiaries or their respective Affiliates as if it were not the Trustee.

        17.    No Recourse Against Others.

        No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Issuers or the Guarantors shall have any liability for any obligation of the Issuers under the 9% Notes, the Guarantees, the Collateral Agreements or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a 9% Note by accepting a 9% Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the 9% Notes.

        18.    Guarantees.

        Payment of principal and interest and Additional Interest, if any (including interest on overdue principal and overdue interest, if lawful), is unconditionally guaranteed, jointly and severally, by each of the Guarantors. In addition, the Obligations of the Co-Issuer under this Note and the Indenture are unconditionally guaranteed by the Company. In the event of a default by the Co-Issuer in the payment of its Obligations, the Holders may institute legal proceedings directly against the Company to enforce the foregoing guarantee without first proceeding against the Co-Issuer.

        19.    Authentication.

        This 9% Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this 9% Note.

        20.    Governing Law.

        THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS 9% NOTE, THE GUARANTEES, THE COLLATERAL AGREEMENTS AND THE INDENTURE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

        21.    Waiver of Jury Trial.

        Each of the parties hereto and the holders (by their acceptance of the 9% note) hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any action or proceeding arising out of or in connection with the indenture, this 9% note, the guarantees, the collateral agreements or the transactions contemplated by this indenture.

        22.    Abbreviations and Defined Terms.

        Customary abbreviations may be used in the name of a Holder of a 9% Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        The Issuers will furnish to any Holder of a 9% Note upon written request and without charge a copy of the Indenture. Requests may be made to: Mrs. Fields Famous Brands, LLC and Mrs. Fields Financing Company, Inc., 2855 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121-1050.

FORM OF GUARANTEE

        Each of the undersigned and their respective successors under the Indenture (collectively, the "Guarantors") has jointly and severally with each of the other Guarantors, irrevocably and unconditionally guaranteed, on a senior basis to the extent set forth in the Indenture, dated as of March 16, 2004, by and among the Issuers, the Guarantors and The Bank of New York as Trustee (the "Indenture"), (i) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the 9% Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest and Additional Interest, if any, on the 9% Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any 9% Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

        THE OBLIGATIONS OF THE UNDERSIGNED TO HOLDERS OF THE 9% NOTES AND TO THE TRUSTEE PURSUANT TO THIS NOTATION OF GUARANTEE (THE "GUARANTEE") AND THE INDENTURE ARE EXPRESSLY SET FORTH IN ARTICLE TEN OF THE INDENTURE AND REFERENCE IS HEREBY MADE TO THE INDENTURE FOR THE PRECISE TERMS OF THE GUARANTEE AND ALL OTHER PROVISIONS OF THE INDENTURE TO WHICH THE GUARANTEE RELATES. EACH HOLDER OF A 9% NOTE, BY ACCEPTING THE SAME, (A) AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS AND (B) APPOINTS THE TRUSTEE ATTORNEY-IN-FACT FOR SUCH HOLDER FOR SUCH PURPOSES.

        This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

        IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

GREAT AMERICAN COOKIE COMPANY FRANCHISING, LLC
By:	Name: Title:
MRS. FIELDS FRANCHISING, LLC
By:	Name: Title:
PRETZEL TIME FRANCHISING, LLC
By:	Name: Title:
PRETZELMAKER FRANCHISING, LLC
By:	Name: Title:
TCBY SYSTEMS, LLC
By:	Name: Title:
MRS. FIELDS GIFTS, INC.
By:	Name: Title:
THE MRS. FIELDS' BRAND, INC.
By:	Name: Title:
GREAT AMERICAN MANUFACTURING, LLC
By:	Name: Title:
MRS. FIELDS COOKIES AUSTRALIA
By:	Name: Title:
TCBY INTERNATIONAL, INC.
By:	Name: Title:
TCBY OF TEXAS, INC.
By:	Name: Title:

ASSIGNMENT FORM

        If you the Holder want to assign this 9% Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this 9% Note to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)

and irrevocably appoint                                                 agent to transfer this 9% Note on the books of the Issuers. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this 9% Note)
Signature Guarantee:

[OPTION OF HOLDER TO ELECT PURCHASE]

        If you want to elect to have this 9% Note purchased by the Issuers pursuant to Section 4.11, 4.12 or 4.13 of the Indenture, check the appropriate box:

          Section 4.11 ☐

          Section 4.12 ☐

          Section 4.13 ☐

        If you want to elect to have only part of this 9% Note purchased by the Issuers pursuant to Section 4.11, 4.12 or 4.13 of the Indenture, state the amount you elect to have purchased:

$

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within 9% Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.
Signature Guarantee:

Signature Guarantee:

EXHIBIT C

FORM OF LEGEND FOR GLOBAL NOTES

        Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS CERTIFICATE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXHIBIT D

Form of Certificate To Be
Delivered in Connection with
Transfers to Non-QIB Accredited Investors

                        ,

The Bank of New York
101 Barclay Street, Floor 8 West
New York, New York 10286

  Re:
  % Senior Secured Notes due 2011 (the "    % Notes") of Mrs. Fields Famous Brands, LLC, a Delaware limited liability company (the "Company," which term includes any successor entity), and Mrs. Fields Financing Company, Inc., a Delaware corporation (the "Co-Issuer" together with the Company, the "Issuers")

Ladies and Gentlemen:

        In connection with our proposed purchase of $                        aggregate principal amount of the    % Notes, we confirm that:

        1.     We have received a copy of the Offering Circular (the "Offering Circular"), dated March 9, 2004, relating to the     % Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Notice to Investors" of the Offering Circular.

        2.     We understand that any subsequent transfer of the    % Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of March 16, 2004 relating to the    % Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

        3.     We understand that the offer and sale of the    % Notes have not been registered under the Securities Act, and that the    % Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any    % Notes prior to the date which is within two years after the original issuance of the    % Notes or the last date on which the Note is owned by the Issuers or any affiliate of the Issuers, we will do so only (i) to the Issuers or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) provided that, prior to such transfer, the transferee furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the    % Notes, substantially in the form of this letter, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the     % Notes are restricted as stated herein.

        4.     We are not acquiring the    % Notes for or on behalf of, and will not transfer the    % Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Notice to Investors" of the Offering Circular.

        5.     We understand that, on any proposed resale of any    % Notes, we will be required to furnish to you and the Issuers such certification, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the    % Notes purchased by us will bear a legend to the foregoing effect.

        6.     We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the    % Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

        7.     We are acquiring the    % Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

        8.     We are not acquiring    % Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our and their control.

        You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby, and we agree to notify you promptly if any of our representations or warranties herein cease to be accurate and complete.

        This letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

Very truly yours,
[Name of Transferee]
By:	Authorized Signature

EXHIBIT E

Form of Certificate To Be
Delivered in Connection with
Transfers Pursuant to Regulation S

The Bank of New York
101 Barclay Street, Floor 8 West
New York, New York 10286

  Re:
  % Senior Secured Notes due 2011 (the "    % Notes") of Mrs. Fields Famous Brands, LLC, a Delaware limited liability company (the "Company," which term includes any successor entity), and Mrs. Fields Financing Company, Inc., a Delaware corporation (the "Co-Issuer" together with the Company, the "Issuers")

Ladies and Gentlemen:

        In connection with our proposed sale of $                        aggregate principal amount of the    % Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

        1.     the offer of the    % Notes was not made to a person in the United States;

        2.     either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

        3.     no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

        4.     the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

        5.     we have advised the transferee of the transfer restrictions applicable to the    % Notes.

        You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[Name of Transferee]
By:	Authorized Signature

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